UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §.240.14a-12
Industrial Logistics Properties Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2024 Annual Meeting
of Shareholders and Proxy Statement
Thursday, May 30, 2024 at 1:30 p.m., Eastern time
Live Webcast Accessible at
https://www.virtualshareholdermeeting.com/ILPT2024

BUSINESS
AT A GLANCE

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties. ILPT's portfolio consists of 411 properties containing approximately 60 million rentable square feet located in 39 states. More than 77% of ILPT's annual rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

400+
INDUSTRIAL AND LOGISTICS PROPERTIES

APPROXIMATELY
60
MILLION RENTABLE SQUARE FEET

NEARLY
99%
OCCUPANCY

8
YEARS OF WEIGHTED AVERAGE REMAINING LEASE TERM

77%
ANNUALIZED RENTS FROM INVESTMENT GRADE TENANTS/ SUBSIDIARIES OR HAWAII LAND LEASES

300+
TENANTS

2023 BUSINESS HIGHLIGHTS

- New and renewal leases totaling 5 million square feet were executed and 420,000 square feet of rents were reset in 2023.
- Leasing activity achieved an overall roll-up in rents of 20.5%, resulting in a 4.5% increase in same property cash net operating income in 2023, with opportunities for continued growth as 10.1 million square feet expires through 2025.
- Continued stable portfolio occupancy of 98.8% with a weighted average lease term (by annualized rental revenues) of 8.1 years.
- With a weighted average debt maturity of 3.2 years, excluding extension options, ILPT has no near-term debt maturities until 2027. Additionally, all of ILPT's debt is carried at a fixed rate, or is fixed through interest rate caps, for a total weighted average interest rate of 5.5%.
- Appointed Tiffany Sy as its Chief Financial Officer and Treasurer.

STRONG TENANT ROSTER

amazon | THE HOME DEPOT | RH | ups | BJ's | SAFEWAY | TOYOTA | ULTA BEAUTY | Mercedes-Benz

Data on this page is as of December 31, 2023.

LETTER TO OUR SHAREHOLDERS
FROM YOUR BOARD OF TRUSTEES
Dear Fellow Shareholders:
Please join us for our 2024 Annual Meeting of Shareholders, which will be held virtually at 1:30 p.m. on Thursday, May 30, 2024. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the internet expedites your receipt of these important materials while reducing the cost and environmental impact of our annual meeting.
ILPT ended 2023 with our portfolio of 411 warehouse and distribution properties in 39 states totaling approximately 60 million square feet, including 16.7 million square feet of industrial land and properties in Hawaii, 98.8% occupied. Our portfolio has a weighted average remaining lease term of 8.1 years and is anchored by tenants with strong business profiles and well recognized brands that continue to benefit from e-commerce. FedEx is our largest tenant, representing 29.7% of our annualized revenues, followed by Amazon and Home Depot at 6.7% and 2.1% of our annualized revenues, respectively. Our top ten tenants account for nearly half of our total annualized revenues and 77% of our revenues come from investment grade tenants or their subsidiaries and from our secure Hawaii land leases.
During 2023, we entered into 56 new and renewal leases and four rent reset agreements for 5.4 million square feet. Same Property NOI and Same Property Cash Basis NOI increased 3.3% and 4.5%, respectively, compared to the prior year. Rents were 20.5% higher than prior rental rates for the same space. The impact of this activity is an increase of $7.4 million in annualized rental revenues, more than 40% of which we will begin to benefit from in 2024.
Also during 2023, we sold three properties for aggregate sale proceeds of $25.5 million, excluding closing costs. We used the sale proceeds to enhance our liquidity. As of year end, we had unrestricted cash of $112 million.
Looking ahead to 2024, we remain focused on leasing our properties with pending expirations and believe there is continued opportunity to generate organic cash flow growth and reduce leverage.
We thank you for your investment in our Company and for the trust you place in us to oversee your interests in our business.
March 20, 2024
Bruce M. Gans, M.D.	Kevin C. Phelan
Lisa Harris Jones	Adam D. Portnoy
Matthew P. Jordan	June S. Youngs
Joseph L. Morea

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS OF INDUSTRIAL LOGISTICS PROPERTIES TRUST
Location: Live Webcast Accessible at https:// www.virtualshareholder meeting.com/ILPT2024 Date: Thursday, May 30, 2024 Time: 1:30 p.m., Eastern time
Agenda:
•
Elect the Trustee nominees identified in the accompanying Proxy Statement to our Board of Trustees;

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Advisory vote to approve executive compensation;

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Ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2024 fiscal year; and

•
Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record Date: You can vote if you were a shareholder of record as of the close of business on March 14, 2024 (the “Record Date”).

Attending Our 2024 Annual Meeting: To provide all of our shareholders an opportunity to participate in our 2024 Annual Meeting, our 2024 Annual Meeting will be a completely virtual meeting of shareholders which will be conducted exclusively by webcast. Shareholders will be able to listen, vote and submit questions during our 2024 Annual Meeting. In order to attend and participate in our 2024 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern time, on May 29, 2024.
•
Record Owners: If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2024 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/ILPT2024 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

•
Beneficial Owners: If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2024 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/ILPT2024 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

Please see the accompanying Proxy Statement for additional information.
By Order of our Board of Trustees, Signature Jennifer B. Clark Secretary March 20, 2024

PROXY STATEMENT
The Board of Trustees (“Board”) of Industrial Logistics Properties Trust, a Maryland real estate investment trust (the “Company,” “we,” “us” or “our”) is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2024 annual meeting of shareholders. To provide all of our shareholders an opportunity to participate in our annual meeting, our annual meeting will be held virtually via live webcast on Thursday, May 30, 2024, at 1:30 p.m., Eastern time, subject to any postponements or adjournments (the “2024 Annual Meeting”). We are first making these proxy materials available to shareholders on or about March 20, 2024.
Only owners of record of our common shares of beneficial interest (“Common Shares”) as of the close of business on March 14, 2024, the Record Date for our 2024 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of Common Shares are entitled to one vote for each Common Share held as of the close of business on the Record Date. Our Common Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). At the close of business on March 14, 2024, there were approximately 65,842,339 Common Shares issued and outstanding.
The mailing address of our principal executive office is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2024 ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 30, 2024.
The Notice of 2024 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

PLEASE VOTE
Please vote to participate in our decision making. Nasdaq rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.
PROPOSALS THAT REQUIRE YOUR VOTE
PROPOSAL	MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	Page 21	FOR	Plurality of all votes cast
2 Advisory vote to approve executive compensation*	Page 37	FOR	Majority of all votes cast
3 Ratification of independent auditors*	Page 51	FOR	Majority of all votes cast

*
Non-binding advisory vote.

You can vote in advance in one of three ways:
via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern time, on May 29, 2024 to authorize a proxy VIA THE INTERNET.

by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on May 29, 2024 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.
If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.
PLEASE VISIT: www.proxyvote.com
•
To review and download easy to read versions of our Proxy Statement and Annual Report.

•
To sign up for future electronic delivery to reduce the impact on the environment.

•
To register in advance to attend our 2024 Annual Meeting.

2024 Proxy Statement	1

PROXY SUMMARY
This proxy summary highlights information which may be provided elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
ELIGIBILITY TO VOTE
You can vote if you were a shareholder of record at the close of business on March 14, 2024, the Record Date for our 2024 Annual Meeting.
HOW TO CAST YOUR VOTE (Page 1)
You can vote by any of the following methods:
•
By Telephone or Internet. All shareholders of record can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card.

•
By Written Proxy. All shareholders of record also can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice.

•
Electronically at our 2024 Annual Meeting. All shareholders of record may vote electronically at the meeting. Beneficial owners may vote electronically at our 2024 Annual Meeting if they have a legal proxy.

CORPORATE GOVERNANCE PRINCIPLES (Page 4)
We endeavor to observe and implement best practices in our corporate governance.
SUSTAINABILITY (Page 6)
We have a long-standing commitment to our shareholders and other stakeholders to conduct our business in an environmentally and socially responsible manner.
VOTING (Page 1, 21, 37 and 51)
PROPOSAL	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	FOR	Plurality of all votes cast
2 Advisory vote to approve executive compensation*	FOR	Majority of all votes cast
3 Ratification of independent auditors*	FOR	Majority of all votes cast

*
Non-binding advisory vote.

With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2 and 3.

2	2024 Proxy Statement

PROPOSAL 1:
ELECTION OF TRUSTEES (Page 21)

Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Bruce M. Gans, M.D., Lisa Harris Jones, Joseph L. Morea, Kevin C. Phelan and June S. Youngs as Independent Trustees and Matthew P. Jordan and Adam D. Portnoy as Managing Trustees. Presented below is the expected composition of our Board immediately following our 2024 Annual Meeting, assuming the election of our Trustee nominees.
NAME OF TRUSTEES	INDEPENDENT	COMMITTEE MEMBERSHIP
Bruce M. Gans, M.D.		Audit Compensation
Lisa Harris Jones		Audit Nominating and Governance (Chair)
Matthew P. Jordan		None
Joseph L. Morea		Audit (Chair)
Kevin C. Phelan		Compensation (Chair) Nominating and Governance
Adam D. Portnoy		None
June S. Youngs		Audit Compensation

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Page 37)

COMPENSATION DISCUSSION AND ANALYSIS (Page 38)
Our compensation structure is unique because of our relationship with our manager, The RMR Group LLC (“RMR”). Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. Our Compensation Committee believes that our executive compensation program is appropriately designed to incentivize strong performance over the long term.
PROPOSAL 3:
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS (Page 51)

2024 Proxy Statement	3

CORPORATE GOVERNANCE PRINCIPLES AND
BOARD MATTERS
Review of Corporate Governance Policies and Shareholder Engagement

Our Board is committed to upholding the values of good corporate governance. In recognition of the relationship between corporate governance and long term performance, and as a result of our ongoing engagement with our shareholders, our Board continues to proactively evaluate our corporate governance principles. Based on these principles, our Board has:
•
since 2020, added two new Independent Trustees to our Board as part of our Board refreshment plan and increased the size of our Board to seven members and the percentage of our Board comprised of independent Board members to 71%;

•
amended our Declaration of Trust to declassify our Board so that all of our Trustees stand for election annually, a measure which was supported by more than 85% of our shareholders;

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conducted an annual shareholder outreach and engaged with shareholders who hold approximately 38% of our Common Shares;

•
adopted new Environmental, Social and Governance (“ESG”) policies in connection with our efforts to lead a sustainable business and continue to improve our internal culture and the communities in which we operate;

•
retained Korn Ferry, a leading executive search and consulting firm, to identify and vet candidates to expand and refresh our Board; and

•
enhanced our compensation and sustainability disclosure and reporting in response to shareholder feedback.

We appreciate your support on these initiatives.
Board Composition, Expansion and Refreshment

Ensuring our Board is comprised of Trustees who bring diverse viewpoints and perspectives, have a variety of skills, professional experience and backgrounds and effectively represent the long term interests of our shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board regularly evaluates its composition. Our Board’s expansion and refreshment activities have increased the ratio of Independent Trustees to Managing Trustees, created more skill mix and diversity and ensured a smooth transition as Trustees retire from our Board. We are currently governed by a seven member Board of Trustees, including five Independent Trustees and two Managing Trustees. Our Nominating and Governance Committee and our Board have an ongoing engagement with Korn Ferry, a leading executive search and consulting firm, to act as an advisor and to assist our Nominating and Governance Committee in:
•
identifying and evaluating potential trustee candidates;

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creating an even playing field among candidates identified regardless of source;

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using the criteria, evaluations and references to prioritize candidates for consideration regardless of source; and

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assisting in attracting and vetting candidates.

4	2024 Proxy Statement

Process for Selecting Trustees

Our Nominating and Governance Committee screens and recommends candidates for nomination by our full Board. Our Nominating and Governance Committee is assisted with its recruitment efforts by its ongoing engagement with Korn Ferry, which recommends candidates that satisfy our Board’s criteria. They also provide research and pertinent information regarding candidates, as requested.
ISG Corporate Governance Framework

We follow the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies, as summarized below:
ISG Principle	Our Practice
Principle 1: Boards are accountable to shareholders.	• All of our Trustees stand for annual election. • We adopted a proxy access bylaw.
Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• We do not have a dual class structure; each shareholder gets one vote per share.
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.
•
In 2023, we had a proactive shareholder outreach and had active engagements with shareholders owning approximately 38% of our Common Shares.

•
Our engagement topics included business strategies, governance reform priorities, sustainability and social strategy, Board composition, leadership and refreshment, succession planning and executive compensation program disclosure.

Principle 4: Boards should have a strong, independent leadership structure.
•
 We have a Lead Independent Trustee with clearly defined duties and robust responsibilities that are disclosed to shareholders.

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Our Board considers the appropriateness of its leadership structure at least annually.

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All of our committees are comprised solely of Independent Trustees.

2024 Proxy Statement	5

ISG Principle	Our Practice
Principle 5: Boards should adopt structures and practices that enhance their effectiveness.
•
71% of Board members are independent.

•
Our Board includes members of underrepresented communities and is comprised of 29% women and 14% African American persons.

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We have an active Board refreshment plan, including an ongoing engagement with an executive search and consulting firm to identify and evaluate candidates to expand and refresh our Board; two new Independent Trustees have joined our Board since 2020.

•
Our Trustees attended at least 75% of all Board and applicable committee meetings in 2023, and each of our Trustees attended the 2023 annual meeting of shareholders.

Principle 6: Boards should develop management incentive structures that are aligned with the long term strategy of the company.
•
Our Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies.

•
Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted our 2018 Equity Compensation Plan (the “Share Award Plan”) to reward our named executive officers and other employees of RMR who provide services to us and to align their interests with those of our shareholders.

•
RMR’s compensation is tied to our performance.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues important to them. Our Board receives reports on this engagement as well as any specific issues to be addressed.
Sustainability

Overview. Our business strategy incorporates a focus on sustainable approaches to operating our properties in a manner that benefits our shareholders, tenants and the communities in which we are located. Substantially all our properties are net leased to third party tenants that assume operating responsibilities for their properties and, as a result, we have limited opportunities to influence operational efficiencies at our properties. However, we encourage our tenants to operate our properties in ways that improve the economic performance of their operations, while simultaneously managing energy and water consumption, as well as greenhouse gas emissions.

6	2024 Proxy Statement

Our environmental, social and governance initiatives are primarily implemented by our manager, RMR, and focus on a complementary set of objectives, including the following:
•
Responsible Investment: We seek to invest capital in our properties that both improves environmental performance and enhances asset value. During the acquisition of properties, RMR assesses, among other things, environmental sustainability opportunities and physical and policy driven climate related risks as part of the due diligence process. In 2021, RMR, in coordination with a third-party consultant, began physical climate scenario analyses for substantially all our properties. These analyses include:

○
Evaluation of current physical climate risk exposure and assessments of future physical climate risk exposure models that consider a “business as usual” approach, a 2.0°C emissions mitigation approach in line with the Paris Climate Agreement and a “middle” approach, all based on the Intergovernmental Panel on Climate Change (“IPCC”) sixth assessment Representative Concentration Pathways (“RCP”) 8.5, 2.6, and 4.5, respectively. The outcome of these assessments will include qualitative exposures to long term acute and chronic climate risks for future climate. We anticipate this information will aid in ensuring investment strategies and operational protocols are effective in mitigating future physical climate risk.

•
Environmental Stewardship: We seek to improve the environmental footprint of our properties, including by reducing energy consumption and water usage, especially when doing so may reduce operating costs and enhance the properties’ competitive position. Although our properties are net leased and our tenants oversee most of the property maintenance and improvements over the lease term, RMR’s Asset Services and Energy & Sustainability groups proactively leverage opportunities to make our properties more environmentally friendly and efficient. Specifically, RMR engages our tenants on the following topics:

○
Environmental Protection Agency’s (“EPA”) ENERGY STAR® energy, water and emissions benchmarking;

○
Onsite renewable solar energy;

○
Building honors and recognition through the EPA’s ENERGY STAR® and Building Owners and Manager’s Association (“BOMA”) 360 programs;

○
Real-time energy and water monitoring;

○
High-efficiency heating, ventilation and air conditioning (“HVAC”) and lighting technologies; and

○
Electric vehicle charging stations.

As a result of these ongoing programs and efforts by our tenants, we have achieved the following:
○
Certifying 283,817 square feet of our properties through EPA’s ENERGY STAR® program;

○
Certifying more than 1.3 million square feet of our properties through the U.S. Green Building Council’s Leadership in Energy & Environmental Design (“LEED”) certification program, including 95,899 square feet achieving a Gold Certification; and

○
Earning BOMA 360 recognition for more than 5.4 million square feet across 28 properties from the BOMA International 360 Performance Program.

•
Investments in Human Capital: We have no employees of our own. We rely on our manager, RMR, to hire, train, and develop a workforce that meets the needs of our business, contributes positively to our society and helps reduce our impact on the natural environment.

RMR employs approximately 1,100 real estate professionals across the United States. In 2023, RMR was recognized by The Boston Globe for the fourth consecutive year as one of “The Top Places to Work in Massachusetts” in the “Large Employers” category and by the EPA as an “ENERGY STAR Partner of the Year, Sustained Excellence.” In 2021, RMR received the Excellence Award from the Institute of Real Estate Management. In 2020, RMR was recognized by the Boston Business Journal as the “Fastest Growing Middle Market Company in Massachusetts,” and by Commercial Property Executive as 9th in its list of Top Commercial Property Management Companies.

2024 Proxy Statement	7

RMR’s recruiting programs, on-boarding, retention programs and its development and training programs currently include the following:
○
LiveWell Employee Wellness Program: RMR’s LiveWell program was launched in 2016 with the goal of providing resources and incentives to enhance employees’ physical, emotional and financial wellness. LiveWell includes a range of educational presentations, webinar series and wellness competitions.

○
Managing with Impact: Since 2016, RMR hosted Managing with Impact workshops for managers throughout the company to expand their perspectives and increase their confidence as a new manager. Within their first year, managers complete the workshop and learn how to effectively delegate, solve problems and give meaningful performance feedback.

○
Tuition Reimbursement Program: RMR offers tuition assistance up to $20,000 annually for work-related education from accredited colleges and universities in order to deepen employees’ skillsets and support personal enrichment.

○
Accelerated Women in Leadership Program: RMR’s Accelerated Women in Leadership Program (“AWLP”) is a targeted learning experience that helps women strengthen and leverage their contribution and impact as professionals and leaders. Participants explore a variety of topics that help them manage biases that can be limiting, strengthen their executive presence, influence and negotiate more effectively, and integrate work and home life. Starting in 2020, a cohort of women professionals participate in AWLP each year.

○
Analyst Accelerator Internship Program: RMR’s Analyst Accelerator Internship Program is designed to attract early career talent to our industry from backgrounds underrepresented in real estate. The 10-week program is built upon the premise that hands on exposure as an analyst is an ideal way to provide rising college juniors or seniors with a solid first step toward a successful and lasting career in real estate. RMR actively recruits talent from college campuses and student communities interested in real estate who are traditionally underrepresented in the sector, including women and people of color. Relationships with programs like the University of Massachusetts Amherst Real Estate Program, involvement with Historically Black Colleges and Universities, and engagement with women’s career forums all amplify RMR’s outreach efforts to develop a robust and diverse talent pipeline.

○
Next Generation Executive Program: From 2021 through 2023, RMR sponsored eight rising leaders in The Partnership, Inc.’s Next Generation Executive Program (“NGE”). Admission to NGE is highly competitive and limited to a select group of America’s most promising multicultural leaders. The program prepares future leaders to meet the unique challenges facing today’s senior executive. Program areas include strategic innovation, organizational change, operating in a global market, team leadership and executive resiliency.

RMR also prioritizes on-going education and training for all employees across their organization as follows:
○
Engineering Apprenticeship Program: Given the increasing challenges within the real estate industry of attracting a qualified and diverse pool of engineers throughout the country, RMR made it a strategic focus to develop the next generation of qualified building engineers. RMR’s Engineering Apprenticeship Program standardizes the recruitment and development of engineering candidates to prepare them for open positions and to plan for future engineering needs. RMR recruits from various trade schools and job fairs to identify candidates for the two-year program with a curriculum that includes specific onboarding plans for training in electrical, HVAC, or plumbing trades and covers a range of essential engineering staff development topics.

○
Industry Associations & Credentials: In order to further their professional development, many of RMR’s employees seek out credentials and association memberships, with any membership costs reimbursed by RMR. Examples of credentials and association memberships include: BOMA Membership and Event Participation, Certified Property Manager, Certified Public Accountant, National Association of Industrial and Office Properties, LEED Accredited Professional, Certified Energy Manager and Fitwel Ambassador.

•
Corporate Citizenship: We seek to be a responsible corporate citizen and to strengthen the communities in which we own properties through our policies and charitable giving. RMR regularly

8	2024 Proxy Statement

encourages its employees to engage in a variety of charitable and community programs, including participation in a RMR company-wide service day and a charitable giving matching program.
•
Diversity & Inclusion: We value a diversity of backgrounds, experience and perspectives. Our Board is comprised of 29% women and 14% members of underrepresented communities. We have no employees of our own but our manager, RMR, is an equal opportunity employer with all qualified applicants receiving consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability or protected veteran status. RMR is committed to racial equality and fostering a culture of diversity and inclusion. As of December 31, 2023, 41% and 32% of RMR’s employees were female and non-white, respectively.

All RMR Employees(1)	RMR Managers and Above(1)

(1)
RMR uses EEO Ethnicity and Race Categories to estimate the diversity of its workforce. EEO Ethnicity and Race Categories include Asian, Black or African American, Hispanic or Latino, American Indian or Alaskan Native, Native Hawaiian or other Pacific Islander, or multiracial background.

•
Culture and Employee Engagement: We believe an inclusive workplace positions RMR to achieve extraordinary results for our company. RMR strives to create a collaborative workplace that motivates talented people to contribute their best work and ideas. The root of RMR’s collaborative and innovative culture is a workplace that welcomes diverse perspectives and experiences. To ensure the strength of its workplace, RMR:

○
Conducts employee engagement surveys to ensure its people have the training, tools and resources they need to succeed.

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Provides employees with ongoing coaching and feedback to support their growth and development.

RMR’s investment in people has resulted in its selection as a Boston Globe Top Place to Work four years in a row. When surveyed:
○
87% of RMR’s employees said RMR motivated them to give their best work.

○
85% feel their manager helps them learn and grow.

We have no employees of our own but RMR has made diversity and inclusion an important part of its hiring, retention and development programs. RMR has enhanced its hiring policies to support increasing diversity within its workforce. For every open position not filled by internal candidates, hiring managers are required to have at least one qualified woman or member of underrepresented community candidate in the final round interviews before an offer is extended to fill the position. A RMR manager who is a woman and/or member of an underrepresented community is required to be part of the final round interview team. In addition, RMR works with strategic industry partners like Commercial Real Estate Women (“CREW”) and The Partnership, Inc. for posting new positions and supporting multicultural professionals.
To learn more about RMR’s and our sustainability initiatives, visit www.rmrgroup.com/corporate-sustainability and www.ilptreit.com/about-us/sustainability.
Sustainability Accounting Metrics. The following disclosures are informed by the guidance of the Sustainability Accounting Standards Board (“SASB”) Industry Standard for Real Estate Version 2023-06. To the extent an accounting metric, as defined by the SASB Standard, is not applicable to our portfolio or data to report on the applicable accounting metric is not available to us, we have not made any disclosure.

2024 Proxy Statement	9

For the following disclosures, our properties are reported in one operating segment and is consistent with how these properties and our operating results are presented in our other Securities and Exchange Commission (“SEC”) filings. The information presented is as of December 31, 2023, unless otherwise noted. Additionally, for all sustainability accounting metrics, Same Property includes properties owned and operated continuously since January 1, 2022.
I.
Energy management integration discussion (SASB Accounting Metric Code: IF-RE-130a.5).

Our manager, RMR, engages with our tenants and encourages energy management best practices that improve the economic performance of their operations, which include:
○
ENERGY STAR® benchmarking (hotel properties);

○
Real-time energy monitoring (hotel properties);

○
Light Emitting Diodes (“LED”) lighting upgrades; and

○
Energy performance review for end-of-life HVAC equipment replacements.

These energy management efforts reduce energy usage helping to generate both economic and environmental benefits.
During the acquisition of properties, RMR assesses, among other things, energy management opportunities and physical and policy driven climate related risks as part of the due diligence process.
Some cities and states in which we own properties require annual whole-building energy and water use disclosure or achieving certain energy or emissions performance standards. In these jurisdictions, RMR engages with tenants to collect and report any direct tenant-paid energy and water consumption. RMR’s programs also aid in complying with building performance standards by actively seeking out cost effective ways to reduce energy and emissions across properties managed by them and where tenants directly manage energy.
Sections II, III, IV and V below provide SASB-aligned energy-related metrics.
II.
Energy consumption data coverage as a percentage of total floor area, by property subsector (SASB Accounting Metric Code: IF-RE-130a.1).

The following illustrates energy data available as compared to the total population of our properties.
The energy data for substantially all properties is managed directly by third party tenants. Data that is shared with us is reported in these SASB Accounting Metrics.
III.
Total energy consumed in gigajoules (“GJ”) by portfolio area with data coverage, percentage grid electricity and percentage renewable, by subsector (SASB Accounting Metric Codes: IF-RE-130a.2).

10	2024 Proxy Statement

Energy Consumption and Percent Grid Electricity
800,000
600,000
400,000
200,000
0
Consumption (GJ)
100%
80%
60%
40%
20%
0%
% Grid Electricity
2023
Total Energy (GJ)
% Grid

None, or 0%, of the renewable energy consumed was directly purchased through power purchase agreements or by other explicit contractual means.
IV.
Same Property percentage change in energy consumption for the portfolio area with data coverage, by subsector (SASB Accounting Metric Code: IF-RE-130a.3).

Same Property Energy Consumption and Percent Change
7.6% reduction.
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
Consumption (GJ)
2022
2023

Same property energy data coverage includes 100% of the total 2023 reported energy data.
V.
Percentage of eligible portfolio that (i) has obtained an energy rating and (ii) is certified to ENERGY STAR® (SASB Accounting Metric Code: IF-RE-130a.4).

59.3% of our properties are eligible to earn an ENERGY STAR® certification based on size, use profile and occupancy profile requirements established by the EPA. 27.1% of properties are rated and 0.8% are certified. Energy ratings and certifications are performed using the EPA’s Portfolio Manager online benchmarking tool.

2024 Proxy Statement	11

VI.
Water management integration discussion (SASB Accounting Metric Code: IF-RE-140a.4).

Property operations are managed by third party tenants that lease our properties.   Our manager, RMR, engages with our tenants to collect water data for disclosure compliance and reporting and to share ways they can support tenants on water efficiency.   During acquisition due diligence, property assessments are conducted that aim to capture information on building attributes that incorporate water efficiency into operations.
Sections VII, VIII and IX below provide SASB-aligned water-related metrics.
VII.
Water withdrawal data coverage as a percentage of total floor area and percentage in regions with High or Extremely High Baseline Water Stress (“BWS”) (SASB Accounting Metric Code: IF-RE-140a.1).

Baseline Water Stress measures total annual water withdrawals (municipal, industrial, and agricultural) expressed as a percent of the total annual available flow. Higher values indicate more users are competing for available resources. Baseline Water Stress is evaluated by property using the World Resources Institute Aqueduct tool.
VIII.
Total water withdrawn by portfolio area with data coverage and percentage in regions with High or Extremely High Baseline Water Stress, by subsector (SASB Accounting Metric Code: IF-RE-140a.2).

12	2024 Proxy Statement

IX.
Same Property percentage change in water withdrawn for portfolio area with data coverage, by subsector (SASB Accounting Metric Code: 140a.3).

X.
Percentage of new leases that contain a cost recovery clause for resource efficiency-related capital improvements and associated leased floor area (SASB Accounting Metric Code: IF RE-410a.1).

18.5%, or 62,156 square meters, of leases executed in 2023 included a cost recovery clause for resource efficiency-related capital improvements.
XI.
Discussion of approach to measuring, incentivizing, and improving sustainability impacts of tenants (SASB Accounting Metric Code: IF-RE-410a.3).

On our behalf, RMR collaborates with our net leased industrial tenants to capture environmental data for our properties. Engaging with our tenants that manage data directly, RMR has increased visibility into operational performance for our properties. This effort has provided insight for approximately 13.2 million square feet of industrial properties. RMR’s asset managers encourage our tenants to operate our properties in ways that improve the economic performance of their operations, while simultaneously managing energy and water consumption, as well as greenhouse gas emissions.
XII.
Area of properties located in FEMA Special Flood Hazard Areas or foreign equivalent, by property subsector (SASB Accounting Metric Code: IF-RE-450a.1).

130,227 square meters, or 2.3%, of properties are located in Special Flood Hazard Areas
XIII.
Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks. (SASB Accounting Metric Code: IF-RE-450a.2).

We define climate change resilience as our ability to anticipate, prepare for and recover from adverse physical climate activity including increased severity of acute weather events and chronic changes to weather patterns as well as identify and plan for climate-related transitional activities such as changes in policy and market-driven expectations.
Properties susceptible to inundation from flood waters are evaluated routinely. The evaluation may include implementing tenant and local agency coordination protocols, property incident response plan reviews, insurance provider assessments and the implementation of physical protection elements, such as flood and wind protection barriers.
We routinely utilize technology to evaluate our properties for energy and water performance. Such activities support lower operating expenses, improve comfort for our occupants and reduce our exposure to impacts from policies targeting building energy performance and greenhouse gas emissions.

2024 Proxy Statement	13

Our portfolio strategy includes the development of hazard and vulnerability assessments of our existing properties and scenario planning and economic risk reviews of property development opportunities over long-term ownership periods. In 2021 RMR, in coordination with a third-party consultant, began physical climate scenario analyses for substantially all our properties. The climate scenario assessments under evaluation include current physical climate risk exposure and assessments of future physical climate risk exposure models that consider a “business as usual” approach, a 2.0°C emissions mitigation approach in line with the Paris Climate Agreement and a “middle” approach, all based on the IPCC sixth assessment RCP 8.5, 2.6, and 4.5, respectively. The following table summarizes physical and transitional climate change risks and opportunities identified for our portfolo.
Risks	Opportunities

•
Over time, chronic or acute climate stressors such as extreme heat, increased precipitation, inland flooding or storm surges could lead to the need for capital investments to meet landlord commitments or improve asset resilience. These climate stressors may also impact public infrastructure such as roadways and bridges, limiting access to our properties.

•
Energy or emissions performance standards require capital investments to meet standards and offset regulatory fees.

•
Labor working conditions for warehouse and logistics facilities bay be impacted by extreme or chronic heat.

•
Energy-efficient, low-carbon footprint and climate change resilient properties may be in high demand, increasing revenue potential.

•
On-site solar power generation can drive down utility expenses and provide clean energy and covered parking for tenants. Battery energy storage may further reduce operating expenses and contribute to an increase of localized grid reliability.

•
Innovative solutions such as smart buildings, healthy buildings and buildings with sought-after amenities such as alternative fuels and electric vehicle (EV) charging stations may attract high-quality, investment-grade tenants.

XIV.
SASB Activity Metrics

Code	Activity Metric	Value
IF-RE-000.A	Number of assets	411
IF-RE-000.B	Leasable floor area (square meters)	5,569,611
IF-RE-000.C	Percentage of indirectly managed assets	96.5%
IF-RE-000.D	Average occupancy rate	98.8%

14	2024 Proxy Statement

Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

Our Board oversees and monitors strategic planning.

Business strategy is a key focus of our Board and embedded in the work of Board committees.

Company management is charged with executing our business strategy and provides regular performance updates to our Board.

Our Board oversees risk management.

Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

Company management is charged with managing risk, through robust internal processes and effective internal controls.

Our Board oversees succession planning and talent development for senior executive positions.

Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Trustees, as applicable, to nominate and evaluate potential successors.

Our Board’s Role in Oversight of Risk Management

Our Board is elected by our shareholders to, among other things, oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board’s understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.
Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our manager, RMR, and RMR and our officers are responsible for incorporating risk management in their activities. Our management and members of our internal audit group regularly meet with our Audit Committee and provide us with advice and assistance with our risk management function.
In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided by RMR and other service providers, including:
•
reports on market and industry conditions;

•
operating and regulatory compliance reports;

•
financial reports;

•
reports on risk management and our ESG activities and initiatives;

•
regulatory and legislative updates that may impact us;

•
reports on the security of our information technology processes and our data; and

•
legal proceeding updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with representatives of RMR, our officers, members of our internal audit group, legal counsel, our independent auditors and other professionals, as appropriate.

2024 Proxy Statement	15

Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements. Our Board and Audit Committee review reports annually from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting, and at other times, as may be warranted. Our Audit Committee also annually reviews an internal audit plan developed by members of our internal audit group with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings and results of its monitoring activities and oversight on our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements, as applicable, to our Board. Our Audit Committee also meets quarterly with members of our internal audit group to review the results of our internal audits and receive reports, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management, including cybersecurity, as it determines appropriate.
Our Audit Committee considers risks related to cybersecurity, and receives annual reports from our management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments and more frequent reports as it may direct or as warranted. RMR has conducted an external assessment of its cybersecurity controls using a qualified third party. In addition, RMR’s cybersecurity program is aligned to the National Institute of Standards and Technology Cybersecurity Framework. RMR conducts annual data security education and testing for its employees, including RMR employees who provide services to us, in addition to penetration testing and unannounced email phishing exercises.
Our Compensation Committee whose responsibilities are detailed in its charter, among other responsibilities, evaluates RMR’s performance under our business and property management agreements, including any perceived risks created by compensation arrangements. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make long term and appropriately risk balanced decisions.
It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.
To learn more about the risks we face, you can review the matters discussed in Part I, Item 1A. “Risk Factors” and “Warning Concerning Forward-Looking Statements” in our Annual Report to Shareholders for the fiscal year ended December 31, 2023 (the “Annual Report”). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Trustee Independence

Under the corporate governance listing standards of the Nasdaq and our governing documents, our Board must consist of a majority of Independent Trustees. Under our governing documents, Independent Trustees are Trustees who are not employees of RMR, are not involved in our day to day activities and who meet the qualifications for independence under the applicable rules of the Nasdaq and the SEC.
Our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees or trustees or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Trustee’s relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation. Based on this review, our Board has determined that Bruce M. Gans, M.D., Lisa Harris Jones, Joseph L. Morea, Kevin C. Phelan and June S.

16	2024 Proxy Statement

Youngs currently qualify as independent trustees under applicable Nasdaq and SEC criteria and as Independent Trustees under our governing documents. In making these independence determinations, our Board reviewed and discussed additional information provided by us and the Trustees with regard to each of the Trustees’ relationships with us, RMR or The RMR Group Inc. (“RMR Inc.”), the managing member of RMR, and the other companies to which RMR provides management services (the “RMR Clients”). Our Board has concluded that none of these five Trustees possessed or currently possesses any relationship that could impair his, her or their judgment in connection with his, her or their duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.
Executive Sessions of Independent Trustees

Pursuant to our Governance Guidelines, our Independent Trustees are expected to meet at least twice per year in regularly scheduled meetings at which only Independent Trustees are present. Our Independent Trustees also meet with our officers, other representatives of our management, as appropriate, and with our independent auditors. The presiding Trustee for purposes of leading Independent Trustee sessions will be the Lead Independent Trustee, unless the Independent Trustees determine otherwise.
Board Leadership Structure

All Trustees play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Trustees is to exercise sound, informed and independent business judgment in overseeing our Company and our strategic direction. Our Trustees are skilled and experienced leaders and currently serve or have served as members of senior management in public and private for profit organizations and law firms, and have also served in academia. Our Trustees may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisors. Our Board is small, which facilitates informal discussions and communication from management to our Board and among Trustees.
Adam D. Portnoy serves as Chair of our Board. Our Board believes that Mr. Portnoy’s leadership of RMR and extensive familiarity with our day to day business provide valuable insight for our Board.
Five of our Trustees are independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our governing documents, two of our Trustees are Managing Trustees, persons who have been employees, officers or directors of RMR or RMR Inc., or who have been involved in our day to day activities for at least one year prior to his, her or their election as Trustees.
Lead Independent Trustee

We have a Lead Independent Trustee who is selected annually by the vote of a majority of our Independent Trustees. Currently, Dr. Gans serves as our Lead Independent Trustee. Our Lead Independent Trustee has well-defined, robust responsibilities that include:
•
assisting the Board in evaluating its effectiveness;

•
presiding at all meetings of our Board at which the Chair or a Managing Trustee is not present;

•
presiding at all meetings and executive sessions of the Independent Trustees;

•
having the authority to call meetings of the Independent Trustees or executive sessions of the Independent Trustees;

•
serving as the principal liaison between the Independent Trustees and our senior management team;

•
assisting our Compensation Committee in its annual evaluation of the performance of our management and of our manager, RMR;

2024 Proxy Statement	17

•
considering suggestions for meeting agenda items from other Independent Trustees;

•
with our Nominating and Governance Committee and Chair of our Board, monitoring and coordinating with our management on corporate governance issues and developments;

•
authorizing the retention of advisors and consultants who report directly to the Independent Trustees when appropriate; and

•
if requested, and in coordination with the Chair of our Board and our management, being reasonably available for consultation and direct communication with shareholders.

Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.
We have also adopted a Code of Business Conduct and Ethics (the “Code”) to, among other things, provide guidance to our board members, officers and RMR employees and ensure compliance with applicable laws and regulations.
Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have adopted a written charter, and each Board committee reviews its written charter on an annual basis to consider whether any changes are required.
Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code, information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code, and how to communicate with our Trustees individually or as a group. To access these documents on our website visit www.ilptreit.com.We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code that apply to the principal executive officer, principal financial officer or controller, or persons performing similar functions, by posting such information on our website.
Environmental, Social and Governance Policies

Our Board has adopted the following policies in connection with our efforts to lead a sustainable business and to continue to improve our internal culture and the communities in which we operate: Employee Health and Wellness, Human Rights, Philanthropy and Business Partners’ Code of Conduct. These policies reflect our core culture of integrity and mutual respect as well as our commitment to caring for our tenants and the individuals who provide services to us as well as for the communities in which we operate. Our Employee Health and Wellness policy is designed to protect the health and wellbeing of all individuals in our workplace; our Human Rights policy is designed to promote a culture of mutual respect for people, communities and our planet; our Philanthropy policy sets forth our and RMR’s commitment to investing in our communities through a variety of philanthropic engagements; and our Business Partners’ Code of Conduct sets forth our expectations for our and RMR’s business partners to conduct business in an ethical manner that promotes the accomplishment of our goals. For additional information regarding our ESG policies, see the “Sustainability” section beginning on page 6 of this Proxy Statement.
Prohibition on Hedging

Our Insider Trading Policies and Procedures expressly prohibit members of our Board and our officers from engaging in hedging transactions involving our securities.
Recommendations for Trustees

Shareholders who would like to recommend a Trustee nominee should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o Secretary, Industrial Logistics

18	2024 Proxy Statement

Properties Trust, at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@ilptreit.com. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.
Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other interested parties with our Trustees, individually or as a group. Communications should be addressed to our Trustees or the Trustee for whom the communication is intended, in care of the Secretary, Industrial Logistics Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@ilptreit.com.
Shareholder Nominations and Other Proposals

Deadline to Submit Proposals Pursuant to Rule 14a-8 for the 2025 Annual Meeting of Shareholders: Shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive office on or before November 20, 2024 in order to be eligible to be included in the proxy statement for the 2025 annual meeting of shareholders; provided, that, if the date of the 2025 annual meeting of shareholders is more than 30 days before or after May 30, 2025, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.
Deadline to Submit Trustee Proxy Access Nominations for the 2025 Annual Meeting of Shareholders: Under our proxy access bylaw, a shareholder or a group of up to 20 shareholders owning at least three percent of our outstanding Common Shares continuously for at least three years may nominate and include in our proxy materials for the 2025 annual meeting of shareholders Trustee nominees constituting up to the greater of two nominees or 20% of the number of Trustees serving on our Board. In addition, the shareholder(s) and nominee(s) must satisfy the informational, documentation and other requirements specified by Section 2.17 of our Bylaws. Notice of a proxy access nomination for consideration at our 2025 annual meeting of shareholders must be delivered to or mailed and received at our principal executive office not later than November 20, 2024 and not earlier than October 21, 2024.
Deadline to Submit Other Nominations and Proposals for the 2025 Annual Meeting of Shareholders under our Bylaws: To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act and outside of the proxy access bylaw at the 2025 annual meeting of shareholders must be delivered to our Secretary at our principal executive office, in accordance with the requirements of our Declaration of Trust and Bylaws, not later than 5:00 p.m., Eastern time, on November 20, 2024 and not earlier than October 21, 2024; provided, that, if the date of the 2025 annual meeting of shareholders is more than 30 days earlier or later than May 30, 2025, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2025 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2025 annual meeting of shareholders is first made by us. Shareholders making such a nomination or proposal must comply with the advance notice and other requirements set forth in our Bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of Common Shares and holding of a share certificate for such shares at the time of the advance notice, the record date for determining shareholders entitled to vote at the annual meeting and at the time of the annual meeting.
The foregoing description of the deadlines and other requirements for shareholders to submit a nomination for election to our Board or a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of our Declaration of Trust and

2024 Proxy Statement	19

Bylaws, including the requirements for proxy access or other shareholder nominations and other shareholder proposals, may be obtained by writing to our Secretary at Industrial Logistics Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.

20	2024 Proxy Statement

PROPOSAL 1: ELECTION OF TRUSTEES
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Bruce M. Gans, M.D., Lisa Harris Jones, Joseph L. Morea, Kevin C. Phelan and June S. Youngs as Independent Trustees and Matthew P. Jordan and Adam D. Portnoy as Managing Trustees. Each Trustee nominee currently serves on our Board. If elected, each nominee would serve until our 2025 annual meeting of shareholders and until his, her or their successor is duly elected and qualifies, subject to the individual’s earlier death, resignation, retirement, disqualification or removal.
We expect that each Trustee nominee will be able to serve if elected. However, if a Trustee nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.
Board of Trustees’ Qualifications and Experience
Our Trustees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications, viewpoints and backgrounds that strengthen their ability to carry out their oversight role on behalf of our shareholders.
DIVERSITY OF SKILLS AND EXPERIENCES
Risk oversight/management expertise	Familiarity with the public capital markets
Accounting and finance experience, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry	Knowledge of the commercial real estate (“CRE”) industry and real estate investment trusts (“REITs”)
Operating business and/or transactional experience	Familiarity with the industrial and logistics markets
Management/leadership experience	Service on other public company boards and committees
Knowledge of our historical business activities	Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing
CORE QUALIFICATIONS AND EXPERIENCES
High standards of integrity and ethics	Diverse perspectives, backgrounds and experiences, including professional background, gender, ethnicity and skills
Business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and ability to make independent analytical inquiries	Commitment to serve on our Board over a period of years in order to develop knowledge about our operations and have sufficient time and availability to devote to Board and committee matters
Strong record of achievements, including work experience with a proven record of success

2024 Proxy Statement	21

Board Diversity Matrix

The Nominating and Governance Committee is committed to continuing to identify and recruit highly qualified trustee candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board as of March 20, 2024 and the immediately prior year. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.
Total Number of Trustees	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Trustees	2	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

22	2024 Proxy Statement

Snapshot of 2024 Board Nominees
Presented below is a snapshot of the expected composition of our Board immediately following our 2024 Annual Meeting, assuming the election of our Trustee nominees. Our Board of Trustees believes that, collectively, our Trustees exhibit an effective mix of qualifications, experience and diversity.
A plurality of all the votes cast is required to elect a Trustee at our 2024 Annual Meeting.
The names, principal occupations and certain other information regarding the Trustee nominees that led our Nominating and Governance Committee and our Board to conclude that such persons are qualified to serve as Trustees are set forth on the following pages.
Our Board of Trustees recommends a vote “FOR” the election of each of our Trustee nominees.

2024 Proxy Statement	23

Trustee Nominees to be Elected at Our 2024 Annual Meeting

Bruce M. Gans, M.D., 77, Independent Trustee
TRUSTEE SINCE 2018 LEAD INDEPENDENT TRUSTEE SINCE 2019 BOARD COMMITTEES Audit Compensation
PROFESSIONAL EXPERIENCE:
•
Executive vice president and chief medical officer at the Kessler Institute for Rehabilitation, from 2001 to March 2021.
•
National medical director for Rehabilitation Select Medical, the parent company of the Kessler Institute, from 2003 to March 2021.
•
Professor of physical medicine and rehabilitation at Rutgers University—New Jersey Medical School.
•
Chief policy officer for the American Medical Rehabilitation Providers Association.

•
Senior health policy advisor at Powers Pyles Sutter & Verville, a Washington, DC-based law firm.
•
Former president and chief executive officer of the Rehabilitation Institute of Michigan.

•
Emeritus director and secretary for Global Partners Rehabilitation, a nonprofit organization dedicated to training and creating medical rehabilitation care givers in low- and middle-income countries.
•
Board member of the Foundation for Physical Medicine and Rehabilitation and the American Psychiatric Education Council.
•
Former president of the American Academy of Physical Medicine and Rehabilitation, a medical society with more than 7,500 members.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
AlerisLife Inc. (from 2001 until it was acquired by ABP Trust in March 2023)

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Dr. Gans brings to our Board extensive leadership capability, including through his service in many healthcare business, professional association, academic and civic leadership positions. Dr. Gans’s business experience includes serving as the chief executive of a large medical organization as well as other executive positions with healthcare organizations. Dr. Gans has also had a long academic career, including serving as a college professor of physical medicine and rehabilitation and author of college text books. Dr. Gans has experience in, and knowledge of, the CRE industry and REITs. Dr. Gans has served on public company boards and board committees and possesses institutional knowledge earned through prior service on our Board. Dr. Gans identifies as Caucasian and as male. Dr. Gans qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Financial Literacy	Public Company Board	Human Capital Management
REIT/Real Estate	ESG	Government/Public Policy

(1)
In addition to us, RMR or its subsidiaries currently provide management services to four other public companies that do not have any employees of their own: Diversified Healthcare Trust (Nasdaq: DHC), Office Properties Income Trust (Nasdaq: OPI), Service Properties Trust (Nasdaq: SVC) and Seven Hills Realty Trust (Nasdaq: SEVN). For us and the companies with no employees, RMR or its subsidiaries provide all business operations and functions pursuant to the terms of the applicable management agreements with those companies.

24	2024 Proxy Statement

Lisa Harris Jones, 56, Independent Trustee
TRUSTEE SINCE 2018 BOARD COMMITTEES Audit Nominating and Governance (Chair)
PROFESSIONAL EXPERIENCE:
•
Founding and managing member of Harris Jones & Malone, LLC, a Maryland based law firm that focuses on state and local lobbying, government relations and procurement, since 2000.
•
Practiced corporate securities, mergers and acquisitions, government relations, real estate financing and land use law at other Maryland law firms, prior to founding Harris Jones & Malone, LLC.
•
Worked in a pro bono capacity for dyslexia education, community development in Baltimore City’s most challenging areas, and the advancement of minority and women business enterprises.
•
Served in leadership positions on several non-profit boards including the Baltimore Museum of Art and Everyman Theatre.
•
Recognized for both her professional and civic work by multiple entities including Savoy Magazine where she gained national recognition by being named one of the Most Influential Black Corporate Directors.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Diversified Healthcare Trust (since 2015)

•
TravelCenters of America Inc. (from 2013 until it was acquired by BP Products North America Inc. in May 2023)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Ms. Harris Jones brings to our Board extensive professional skills and experience in legal and business finance matters, public policy and real estate matters. Ms. Harris Jones has dedicated a great deal of her time and resources to matters of public interest. Ms. Harris Jones’s practice includes representation of small and large business enterprises, both publicly and privately held, municipalities and related quasi-public agencies, and nonprofit organizations. Ms. Harris Jones represents clients on a wide range of business interests’ concerns including, but not limited to, public and private real estate development, land use zoning and financing, construction, energy, retail sales, education, transportation, public safety, healthcare, gaming, telecommunications, intellectual technology, procurement, corporate, taxation, labor and employment, insurance, public interest, election, and environmental law. Ms. Harris Jones has demonstrated leadership capacity as an entrepreneur and founding member of a law firm. Ms. Harris Jones has served on public company boards and board committees and possesses institutional knowledge earned through prior service on our Board. Ms. Harris Jones identifies as African American and as female. Ms. Harris Jones qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Financial Literacy	Public Company Board	Investment Expertise
Legal/Regulatory	Human Capital Management	Government/Public Policy	REIT/Real Estate
ESG

2024 Proxy Statement	25

Matthew P. Jordan, 49, Managing Trustee
TRUSTEE SINCE 2022 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
Executive Vice President of RMR Inc. since 2017.

•
Chief Financial Officer and Treasurer of RMR Inc. since 2015.

•
Executive Vice President of RMR since 2017.

•
Chief Financial Officer and Treasurer of RMR since 2012.

•
Former Chief Accounting officer for RMR.

•
Director and the president and chief executive officer of Tremont Realty Capital LLC since January 2021.
•
Executive vice president, chief financial officer and treasurer of Tremont Realty Capital LLC from October 2017 to December 2020.
•
Executive vice president, chief financial officer and treasurer of RMR Advisors LLC from October 2017 to January 2021 when it merged with Tremont Realty Capital LLC.
•
Employed at Stanley Black & Decker from 2011 to 2012 and before then at Ernst & Young LLP, prior to joining RMR.
•
Certified public accountant.

OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Seven Hills Realty Trust (since 2021)

•
Tremont Mortgage Trust (from 2020 until it merged with Seven Hills Realty Trust in September 2021)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Jordan brings to our Board leadership experience in his positions with RMR and demonstrated management ability. Mr. Jordan has extensive experience in, and knowledge of, the CRE industry and REITs. Mr. Jordan possesses institutional knowledge earned through prior leadership positions with RMR. Mr. Jordan has professional skills and expertise in accounting and finance and experience as a chief executive officer, chief financial officer and chief accounting officer and is responsible for all accounting and finance matters affecting RMR and its managed REIT clients. Mr. Jordan identifies as Caucasian and as male. Mr. Jordan qualifies as a Managing Trustee in accordance with the requirements of our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	ESG	Investment Expertise	Public Company Executive

26	2024 Proxy Statement

Joseph L. Morea, 68, Independent Trustee
TRUSTEE SINCE 2018 BOARD COMMITTEES Audit (Chair)
PROFESSIONAL EXPERIENCE:
•
Vice chairman and managing director, serving as head of U.S. Equity Capital Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012.
•
Head of U.S. Investment Banking for RBC Capital Markets from 2008 to 2009.

•
Prior work as an investment banker, including as a managing director and the co-head of U.S. Equity Capital Markets at UBS, Inc.
•
Former chief operating officer of the Investment Banking Division and head of U.S. Equity Capital Markets at PaineWebber, Inc.
•
Former managing director of Equity Capital Markets at Smith Barney, Inc.

•
Work as a certified public accountant, prior to working as an investment banker.

OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Seven Hills Realty Trust (since 2021)

•
TravelCenters of America Inc. (from 2015 until it was acquired by BP Products North America Inc.in May 2023)
•
Tremont Mortgage Trust (from 2017 until it merged with Seven Hills Realty Trust in September 2021)
•
RMR Mortgage Trust (from 2016 to May 2020 (known previously as RMR Real Estate Income Fund))
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
Portman Ridge Finance Corporation (since 2020)

•
Garrison Capital Inc. (from 2015 until it was acquired by Portman Ridge Finance Corporation in 2020)
•
First Eagle Senior Loan Fund (from 2013 to 2021)

QUALIFICATIONS
Mr. Morea brings to our Board extensive experience in, and knowledge of, the investment banking industry and public capital markets. Mr. Morea has demonstrated leadership and management abilities as well as experience in capital raising, strategic business transactions and finance matters. Mr. Morea has experience serving on the boards of public companies as a trustee, director and committee member. Mr. Morea has institutional knowledge earned through prior service on our Board. Mr. Morea identifies as Caucasian and as male. Mr. Morea qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Expertise	Investment Expertise
REIT/Real Estate	ESG	Public Company Board

2024 Proxy Statement	27

Kevin C. Phelan, 79, Independent Trustee
TRUSTEE SINCE 2020 BOARD COMMITTEES Compensation (Chair) Nominating and Governance
PROFESSIONAL EXPERIENCE:
•
Co-chair of the Boston office of Colliers International Group, Inc. (formerly known as Meredith & Grew, or M&G), a full service commercial real estate firm, since 2010.
•
President of M&G from 2007 to 2010.

•
Former executive vice president of the executive committee and director and partner of M&G.
•
Established the finance and capital markets group of M&G after joining M&G in 1978.

•
Former vice president at State Street Bank & Trust Co., where he was responsible for commercial lending.
•
Member of the board of directors of A.D. Makepeace Co., a privately owned cranberry grower and real estate development company.
•
Member of several non-profit boards.

OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
BNY Mellon Funds Trust (since 2000)

QUALIFICATIONS
Mr. Phelan brings to our Board extensive experience in, and knowledge of, the CRE and investment banking industries and the public capital markets. Mr. Phelan has demonstrated leadership and management abilities and experience in capital raising and strategic business transactions. Mr. Phelan has professional training, skills and expertise in, among other things, real estate finance matters and transactions. Mr. Phelan identifies as Caucasian and as male. Mr. Phelan qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	Investment Expertise	ESG

28	2024 Proxy Statement

Adam D. Portnoy, 53, Managing Trustee
TRUSTEE SINCE 2017 CHAIR OF OUR BOARD SINCE 2019 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
President and Chief Executive Officer of RMR Inc., since shortly after its formation in 2015.

•
President and Chief Executive Officer of RMR since 2005, and Director from 2006 to June 5, 2015 when RMR became a majority owned subsidiary of RMR Inc. and RMR Inc. became RMR’s managing member.
•
Director of Tremont Realty Capital LLC since March 2016.

•
Sole trustee, controlling shareholder and an officer of ABP Trust.

•
Director and controlling shareholder of Sonesta International Hotels Corporation and its parent.
•
Sole director of AlerisLife, Inc. since its acquisition by ABP Trust in March 2023.

•
Director of RMR Advisors LLC from 2007 to 2021 when it merged with Tremont Realty Capital LLC.
•
Served in various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group).
•
Founded and served as chief executive officer of a privately financed telecommunications company.
•
Honorary Consul General of the Republic of Bulgaria to Massachusetts.

•
Member of Massachusetts Opportunity Alliance, Inc. Board.

•
Member of Massachusetts High Technology Council, Inc. Board.

•
Chair of the board of directors of the Pioneer Institute.

•
Executive committee member of the board of directors of the Greater Boston Chamber of Commerce.
•
Member of AJC New England’s Leadership Board.

•
Previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Service Properties Trust (since 2007)

•
Diversified Healthcare Trust (since 2007)

•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust, including its predecessor companies (since 2009)

•
The RMR Group Inc. (since 2015)

•
TravelCenters of America Inc. (from 2018 until it was acquired by BP Products North America Inc. in May 2023) and chair of its board (from 2019 to May 2023)
•
AlerisLife Inc. (from 2018 until it was acquired by ABP Trust in March 2023) and chair of its board (from 2019 to March 2023)
•
Tremont Mortgage Trust (from 2017 until it merged with Seven Hills Realty Trust in September 2021)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Mr. Portnoy brings to our Board extensive experience in, and knowledge of, the asset management and CRE industries and REITs, gained in part through his key leadership position with RMR and its subsidiaries, his public company board service, and his demonstrated management ability. Mr. Portnoy also possesses experience in investment banking and private equity, as well as institutional knowledge earned through prior service on our Board and deep knowledge of our business. Mr. Portnoy identifies as Caucasian and as male. Mr. Portnoy qualifies as a Managing Trustee in accordance with the requirements of our governing documents.
Our Nominating and Governance Committee and our Board believe that, because Mr. Portnoy is the president and chief executive officer of RMR and the business of all the companies (including our Company) for which he serves as a managing trustee or managing director is integral to his day to day work, service on these additional boards does not impair the amount of attention or time that Mr. Portnoy spends on service on our Board. Our Board believes that Mr. Portnoy’s extensive familiarity with our day to day business provides valuable insight for our Board.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	Investment Expertise	ESG	Public Company Executive
Government/Public Policy

2024 Proxy Statement	29

June S. Youngs, 66, Independent Trustee
TRUSTEE SINCE 2022 BOARD COMMITTEES Audit Compensation
PROFESSIONAL EXPERIENCE:
•
Executive in residence in management for the Global Supply Chain Management program for Bryant University.
•
Former vice president of Corporate Logistics for CVS Health, responsible for all aspects of corporate logistics, including planning, budgeting and analysis, distribution services, logistics quality and compliance oversight, industrial engineering, continuous improvement and supply chain transformation until April 2019.
•
Director of North American Supply Chain for Ocean Spray Cranberries Inc. prior to joining CVS in 2014.
•
Senior vice president, global supply chain and logistics for Hasbro, Inc. from 1997 to 2005.

•
Director of distribution and transportation for Nabisco, Inc. from 1984 to 1997.

•
Member of the board of visitors of Northeastern University’s D’Amore-McKim School of Business.
•
Member of the Supply Chain Advisory Board for Northeastern University.

•
Member of the Supply Chain Advisory Board for the University of Rhode Island.

•
Past chair and member of the board of the New England Chapter of the National Industrial Transportation League and the Council of Supply Chain Management Professionals.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

QUALIFICATIONS
Ms. Youngs brings to our Board demonstrated leadership capability through her service in many logistics management, professional, academic and civic leadership positions. Ms. Youngs has business experience as a vice president of a large retail corporation and significant experience in supply chain logistics. Ms. Youngs identifies as Caucasian and as female. Ms. Youngs qualifies as an Independent Trustee in accordance with the requirements of Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Literacy	ESG

30	2024 Proxy Statement

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Trustees or executive officers.

Yael Duffy Age: 44	President since 2022 Chief Operating Officer since 2020

Ms. Duffy serves as a Senior Vice President of RMR, responsible for overseeing asset management, leasing and property management functions of a portfolio of office, industrial and retail properties managed by RMR. Ms. Duffy joined RMR in 2006 and has served in various capacities with RMR since that time. Ms. Duffy has served as president and chief operating officer of Office Properties Income Trust since January 2024. Ms. Duffy identifies as Caucasian and as female.

Tiffany Sy Age: 44	Chief Financial Officer and Treasurer since 2023

Ms. Sy has served as a Vice President of RMR since October 2022 and vice president, chief financial officer and treasurer of Tremont Realty Capital LLC from October 2022 to September 2023. Tremont Realty Capital LLC is a wholly owned SEC registered investment adviser subsidiary of RMR. Ms. Sy served as chief financial officer and treasurer of Seven Hills Realty Trust from October 2022 until September 2023. Prior to joining RMR, Ms. Sy held various accounting leadership positions at AlerisLife Inc. (then known as Five Star Senior Living Inc.) and Bank Rhode Island. Ms. Sy also practiced public accounting for 15 years, including in the audit practice of Ernst & Young LLP for more than 10 years. Ms. Sy is a certified public accountant. Ms. Sy identifies as Caucasian and female.

2024 Proxy Statement	31

BOARD COMMITTEES
Audit Committee

Members Joseph L. Morea (Chair) Bruce M. Gans, M.D. Lisa Harris Jones June S. Youngs 8 meetings during 2023
Our Audit Committee is comprised solely of Independent Trustees. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditor and the resolution of disagreements between management and our independent auditor. Our independent auditor reports directly to our Audit Committee. Our Audit Committee reviews the overall audit scope and plans of the audit with our independent auditor. Our Audit Committee also reviews with management and our independent auditors our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.
Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Morea is our Audit Committee’s “financial expert.”

Compensation Committee

Members Kevin C. Phelan (Chair) Bruce M. Gans, M.D. June S. Youngs 4 meetings during 2023	Our Compensation Committee is comprised solely of Independent Trustees. Its primary responsibilities pertain to evaluating the performance and compensation of RMR and our executive officers, evaluating and approving any changes in our agreements with RMR and approving equity compensation awards. Our Compensation Committee recommends to our Board the cash compensation payable to our Trustees for Board and committee service. Our Compensation Committee determines and approves the equity based compensation payable to our Trustees for Board and committee service, and any compensation payable to the Lead Independent Trustee in his, her or their capacity as such. Our Compensation Committee administers our Share Award Plan and determines all awards granted pursuant to the Share Award Plan. It also reviews amounts payable by us to RMR under our business and property management agreements and approves any proposed amendments to or termination of those agreements.
Nominating and Governance Committee

Members Lisa Harris Jones (Chair) Kevin C. Phelan 2 meetings during 2023	Our Nominating and Governance Committee is comprised solely of Independent Trustees. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to our entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur, to perform certain assessments of our Board and Board committees, including to assess the independence of Trustees and Trustee nominees, and to develop and recommend to our Board governance principles for our Company. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.

32	2024 Proxy Statement

BOARD MEETINGS
In 2023, our Board held five meetings. In 2023, each Trustee attended 75% or more of the aggregate of all meetings of our Board and the committees on which he, she or they served or that were held during the period in which the Trustee served as a Trustee or committee member. All of the Trustees attended last year’s annual meeting of shareholders. Our policy with respect to Board members’ attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.ilptreit.com.
TRUSTEE COMPENSATION
Compensation of Trustees

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Trustees.
Under the currently effective Trustee compensation arrangements, each Independent Trustee receives an annual fee of $85,000 for services as a Trustee. The annual fee for any new Independent Trustee is prorated for the initial year. Each Independent Trustee who serves as a committee chair of our Audit Committee, Compensation Committee or Nominating and Governance Committee also receives an additional annual fee of $20,000, $15,000 and $15,000, respectively, and our Lead Independent Trustee also receives an additional annual fee of $17,500 for serving in this role. Trustees who serve as the chair of a special committee receive an additional fee. Trustees are reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.
Each Independent Trustee and Managing Trustee also receives an award of Common Shares annually, which was 20,000 Common Shares in 2023. Managing Trustees do not receive cash compensation for their services as Trustees.
Trustee Share Ownership Guidelines

Our Board believes it is important to align the interests of our Trustees with those of our shareholders, and for our Trustees to hold equity ownership positions in our Company. Accordingly, each Trustee is expected to retain at least 20,000 Common Shares (which number shall automatically adjust in respect of stock splits or similar events) within five years following: (i) if elected by shareholders, the annual meeting of shareholders of our Company at which such Trustee was initially elected, or (ii) if elected by our Board, the first annual meeting of shareholders of our Company following the initial election of such Trustee to our Board. Compliance with these ownership guidelines is measured annually. Any Trustee who is prohibited by law or by applicable regulation of his, her or their employer from owning equity in our Company is exempt from this requirement. Our Nominating and Governance Committee may consider whether exceptions should be made for any Trustee on whom this requirement could impose a financial hardship.
As of March 14, 2024, all Trustees have met these share ownership guidelines.

2024 Proxy Statement	33

Fiscal Year 2023 Trustee Compensation

The following table details the total compensation of the Trustees for the fiscal year ended December 31, 2023 for services as a Trustee.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Bruce M. Gans, M.D.	102,500	35,600	—	138,100
Lisa Harris Jones	100,000	35,600	—	135,600
Matthew P. Jordan(3)	—	35,600	—	35,600
Joseph L. Morea	105,000	35,600	—	140,600
Adam D. Portnoy(3)	—	35,600	—	35,600
Kevin C. Phelan	100,000	35,600	—	135,600
June S. Youngs	85,000	35,600	—	120,600

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Trustee in 2023, consisting of a $85,000 annual cash fee, and for each of Mr. Morea, Ms. Harris Jones and Mr. Phelan, an additional $20,000, $15,000 and $15,000, respectively, for service as a committee chair in 2023. Dr. Gans earned an additional $17,500 for service as the Lead Independent Trustee.

(2)
Equals 20,000 Common Shares multiplied by the closing price of such shares on June 1, 2023, the award date. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards CodificationTM Topic 718, “Compensation—Stock Compensation” (“ASC 718”) (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All Common Share awards fully vested on the award date.

(3)
Managing Trustees do not receive cash compensation for their services as Trustees.

34	2024 Proxy Statement

OWNERSHIP OF OUR EQUITY SECURITIES
Trustees and Executive Officers

The following table sets forth information regarding the beneficial ownership of the outstanding Common Shares by each Trustee nominee, each Trustee, each of our named executive officers and our Trustees, Trustee nominees and executive officers as a group, all as of March 14, 2024. Unless otherwise noted, to our knowledge, voting power and investment power in the Common Shares are exercisable solely by the named person and the principal business address of the named person is c/o Industrial Logistics Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Adam D. Portnoy	837,208	1.3%	Includes 745,672 Common Shares owned
by ABP Trust. Voting and investment
power with respect to Common Shares
owned by ABP Trust may be deemed to
be shared by Adam D. Portnoy as ABP
			Trust’s sole trustee.
Matthew P. Jordan	81,712	Less than 1%
Lisa Harris Jones	70,383	Less than 1%
Joseph L. Morea	40,000	Less than 1%
Bruce M. Gans, M.D.	37,500	Less than 1%
Kevin C. Phelan	43,205	Less than 1%	Includes 8,500 Common Shares owned by the Anne D. Phelan Trust, of which Mr. Phelan and his spouse are co-trustees and beneficiaries.
Yael Duffy	29,264	Less than 1%
June S. Youngs	23,500	Less than 1%
Brian E. Donley(1)	16,012	Less than 1%
Tiffany R. Sy	2,750	Less than 1%
All Trustees, the Trustee nominees and executive officers as a group (nine persons)	1,165,522	1.8%

*
Amounts exclude fractional shares.

**
The percentages indicated are based on approximately 65,842,339 Common Shares outstanding as of March 14, 2024.

(1)
Mr. Donley resigned as our Chief Financial Officer and Treasurer, effective September 30, 2023.

2024 Proxy Statement	35

Principal Shareholders

Set forth in the table below is information about the number of Common Shares held by persons known to be the beneficial owners of more than 5.0% of the outstanding Common Shares based on filings with the SEC pursuant to Section 13(d) and Section 13(g) of the Exchange Act.
Name and Address	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares*	Additional Information
MCB LP Acquisitions LLC (“MCB”) 2002 Clipper Park Road, Suite 105, Baltimore, Maryland 21211	6,400,000	9.7%	Based on a Schedule 13G filed with the SEC on June 29, 2023 by MCB reporting that, at June 22, 2023, MCB beneficially owned and had shared voting power over 6,400,000 Common Shares.
The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,865,958	8.9%	Based on a Schedule 13G/A filed with the SEC
on February 13, 2024 by Vanguard reporting
that, at December 29, 2023, Vanguard
beneficially owned 5,865,958 Common Shares
and had sole dispositive power over 5,841,805
Common Shares and shared dispositive power
			over 24,153 Common Shares.

*
Our Declaration of Trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our Common Shares. Vanguard, however, is an Excepted Holder, as defined in our Declaration of Trust, and therefore is not subject to this ownership limit, subject to certain limitations. The percentages indicated are based on approximately 65,842,339 Common Shares outstanding as of March 14, 2024.

36	2024 Proxy Statement

PROPOSAL 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section beginning on page 38 and the “Executive Compensation” section beginning on page 45.
Our Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid by the Company to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” in this Proxy Statement.
Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2024 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the advisory vote to approve executive compensation.

2024 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview

Our compensation structure is unique because of our relationship with our manager, RMR. Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. RMR’s base business management fee is paid based on the lower of the historical cost of our properties and our market capitalization. RMR also may earn an incentive management fee based on the three year total return of our Common Shares relative to an index of our peers. Because our named executive officers are employees of RMR and not our Company, RMR, and not our Company, determines the cash compensation payable to our named executive officers. We do not reimburse RMR for compensation RMR paid or pays to our executive officers and our management agreements with RMR do not require RMR to allocate or pay a specific amount or percentage of RMR’s management fees to our named executive officers or require those officers to dedicate a specified amount of their time to our business.
RMR Compensation Practices. In order to enable our shareholders to make an informed decision on the non-binding advisory vote to approve the compensation of our named executive officers (“Say on Pay”), RMR has provided us with the following information about the compensation it paid in 2023 to our named executive officers for services provided by those officers to RMR, our Company and other RMR Clients:
•
The portion of the management fee that is allocated to named executive officer compensation paid by RMR.

•
Of this named executive officer compensation, the breakdown of base salary vs. cash bonus.

•
The metrics RMR uses to evaluate performance to determine the named executive officers’ cash bonuses.

Our named executive officers are officers and employees of RMR and, as officers and employees of RMR, also provide services to RMR and other RMR Clients. RMR has informed us that the cash compensation paid by RMR to our named executive officers is for services provided by the officers to RMR, our Company and other RMR Clients. RMR has also informed us that it is not able to allocate with reasonable certainty or provide a reasonable estimate of the compensation paid by RMR to our named executive officers for their services to us for a number of reasons, including that:
•
Our management agreements with RMR do not require individual executive officers to dedicate a specific amount of time to providing services to us under those agreements. RMR’s officers and employees provide services on an as needed basis across RMR, our Company and all other RMR Clients.

•
Our management agreements with RMR do not require that a specified amount or percentage of the management fees we pay to RMR be allocated to our executive officers.

•
RMR does not designate a specific amount of time that our named executive officers must spend providing services to us or record the amount of time that our named executive officers (or any other employee of RMR) spend providing services to us or other entities.

Summary of 2023 Named Executive Officer Compensation.
•
RMR has advised us that in 2023, RMR paid each of our named executive officers cash compensation for services provided by the officers to RMR, our Company and other RMR Clients, which cash compensation was comprised of a base salary and a discretionary cash bonus. With respect to 2023, our named executive officers collectively received aggregate base salary payments of $942,827 and aggregate discretionary cash bonuses of $1,125,000 from RMR.2 These amounts collectively represent 4.6% of the aggregate management fees and reimbursements we paid to RMR for 2023.

2
Our named executive officers were our only executive officers during 2023. Mr. Donley resigned as our Chief Financial Officer, effective September 30, 2023, and Ms. Sy was elected as our Chief Financial Officer and Treasurer, effective October 1, 2023. Although some of our named executive officers served as our executive officers for only a part of 2023, they were employed by RMR for the full year and the cash compensation information described in this Proxy Statement includes the cash compensation RMR paid to each of them for the full year.

38	2024 Proxy Statement

On an aggregated basis, the named executive officers received 46% of their total cash compensation in the form of base salary payments and the remaining 54% in the form of discretionary cash bonuses.
•
RMR did not provide guaranteed cash bonuses to our named executive officers during 2023 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses paid by RMR to our named executive officers in 2023 were discretionary in amount and were based on a performance evaluation conducted by certain members of RMR’s Executive Operating Committee.

•
RMR Inc. awarded 2,400 shares of Class A common stock of RMR Inc., with a grant date fair value of $59,496, to each of Ms. Duffy and Mr. Donley; and 1,200 shares of Class A common stock of RMR Inc., with a grant date fair value of $29,748, to Ms. Sy (subject to certain vesting requirements described below). The award to Ms. Sy was made in her capacity as an officer of RMR, prior to her becoming our Chief Financial Officer and Treasurer, effective October 1, 2023.

•
A list of specified peer companies was considered by RMR to develop appropriate compensation packages for the named executive officers.

Named Executive Officer Compensation Philosophy and Process.

The key principle of RMR’s compensation philosophy for all employees, including our named executive officers, is to pay for performance. RMR maintains a rigorous and thorough talent and compensation review process to ensure that its employees are in appropriate roles that maximize their full potential. This process also ensures that there is strong leadership guiding employees and that there is a succession and development plan for each role. RMR’s goal is to make employee and leadership development an integral part of its culture, supporting each employee and the continued success of RMR, our Company and other RMR Clients.

RMR’s named executive officer compensation planning process incorporates key areas of evaluation, including:
•
external market data;

•
internal benchmarking; and

•
quantitative and qualitative assessments of Company, group and individual performance.

Named Executive Officer Compensation Practices. RMR’s pay for performance compensation philosophy is reflected in its compensation practices, including:
•
no guaranteed salary increases or guaranteed cash bonuses;

•
no specific performance targets on which bonuses would be paid;

•
no specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks;

•
no excessive perquisites;

•
no tax gross-ups;

•
annual assessment of named executive officer compensation against peer companies and best practices;

•
holistic performance evaluations; and

•
annual salary cap.

Components of the Named Executive Officers’ Compensation. RMR’s compensation program includes both a base salary and a cash bonus. The cash bonuses RMR pays to our named executive officers are discretionary in amount and are based on a performance evaluation. The evaluation involves an analysis of both (i) the overall performance of RMR, our Company and other RMR Clients, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to RMR, our Company and other RMR Clients. RMR believes this evaluation process allows RMR to link pay with performance in the

2024 Proxy Statement	39

closest way possible and provide RMR with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer’s ability to react to changing circumstances that impact the businesses of RMR, our Company and other RMR Clients.
RMR Inc. also awards shares of Class A common stock of RMR Inc. to our named executive officers. One fifth of the shares awarded vested on the award date and an additional one fifth are scheduled to vest on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services to RMR or one of the RMR Clients or their respective affiliates and to accelerated vesting under certain circumstances.
The table below describes the objectives supported by each of RMR’s and RMR Inc.’s primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	What It Does	Key Measures
Base Salary	• Provides a level of fixed pay appropriate to an executive’s role and responsibilities • Evaluated on an annual basis	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus
•
Provides a competitive annual cash incentive opportunity

•
Links executives’ interests with shareholders’ interests

•
Incentivizes and rewards superior group, individual and Company performance

• Based on holistic performance evaluation
Equity Compensation	• Links executives’ interests with long-term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation
Named Executive Officer Pay Mix. As discussed above, RMR’s compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of shareholders. During 2023, Mses. Duffy and Sy and Mr. Donley received aggregate performance based discretionary cash bonuses of $1,125,000 from RMR.
The base salary payments for our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be adjusted as RMR deems appropriate. RMR historically adjusts salary payments on October 1, the first day of its fiscal year. During 2023, Mses. Duffy and Sy and Mr. Donley received aggregate base salary payments of $942,827 from RMR. On an aggregated basis, in 2023, Mses. Duffy and Sy and Mr. Donley received 46% of their total cash compensation in the form of base salary payments and the remaining 54% in the form of performance based discretionary bonuses.
For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and its Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.

40	2024 Proxy Statement

Compensation Philosophy

Our compensation program for our executive officers consists of Common Share awards under the Share Award Plan. Our Compensation Committee believes that these share awards recognize our executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance and further align the interests of the executive officers with those of our shareholders.
Overview of 2023 Compensation Actions

In September 2023, our Compensation Committee Chair met with one of our Managing Trustees, Adam D. Portnoy, and the compensation committee chairs of RMR Inc. and other RMR Clients, which included: Diversified Healthcare Trust; Office Properties Income Trust; Service Properties Trust; and Seven Hills Realty Trust (collectively, the “Other RMR Managed REITs”). The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the allocation of internal audit and related services costs among RMR Inc., our Company and other RMR Clients, to provide a comparative understanding of potential share awards by us and the Other RMR Managed REITs and to hear and consider recommendations from RMR concerning potential share awards and the vesting of those shares, which were in part based on the results of RMR’s review of current market practices with respect to executive compensation, and specifically of the companies’ peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by the Other RMR Managed REITs are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2023 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) the recommendations of RMR as presented by Mr. Portnoy, president and chief executive officer of RMR; (iv) the value of share awards to executive officers providing comparable services at the applicable Other RMR Managed REITs and other RMR Clients; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee’s perception regarding the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts we awarded were determined by our Compensation Committee on a discretionary basis using various factors. The named executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of named executive officer compensation they received from us.
Analysis of 2023 Awards under the Share Award Plan

Although we do not pay any cash compensation directly to our officers and have no employees, we adopted the Share Award Plan to reward our named executive officers and other RMR employees who provide services to us and to align their interests with those of our shareholders. We award shares under the Share Award Plan to recognize our named executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of RMR and to continue to provide services to us through the term of the awards.

2024 Proxy Statement	41

Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of the Share Award Plan. Our Compensation Committee has historically determined to use awards of Common Shares under the Share Award Plan rather than seek to issue stock options as equity compensation. Because the value of the Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share award plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan could have the potential to encourage excessive short term risk taking, we have historically granted share awards rather than issue stock options.
Our Compensation Committee uses comparative information about the applicable Other RMR Managed REITs as additional data to help it determine whether it is awarding share amounts that are reasonable based on the characteristics of those REITs and their respective officers. Our Compensation Committee also considers the size and structure of the applicable Other RMR Managed REITs and other RMR Clients, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the appropriateness of the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the compensation data regarding the applicable Other RMR Managed REITs and their officers, together with the other factors discussed above in “Overview of 2023 Compensation Actions,” but our Compensation Committee did not undertake a detailed comparison of the named executive officers across the applicable Other RMR Managed REITs or other RMR Clients or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2023, our Compensation Committee considered the foregoing factors and the factors set forth above in “Overview of Fiscal 2023 Compensation Actions” and decided to increase the number of Common Shares awarded to each of Mses. Duffy and Sy and Mr. Donley, that were awarded in 2022 in accordance with the recommendation of RMR and the Chair of our Compensation Committee. Ms. Sy’s award of Common Shares in 2023 was in her capacity as an officer of RMR prior to her becoming our executive officer. Our Compensation Committee also determined that it would be appropriate to provide that such share awards would vest upon the occurrence of certain corporate “change in control” or termination events.
We determine the fair market value of the shares awarded based on the closing price of the Common Shares on the date of the award. Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to render significant services, whether as an employee or otherwise to us, RMR or any RMR Client during the vesting period, we may cause the forfeiture of the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the Share Award Plan are entitled to receive distributions that we make, if any, on the Common Shares.
Because the consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for the Trustees), any proximity of any awards to earnings announcements or other market events is coincidental.
Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of its named executive officers with those of its shareholders. Our Compensation Committee believes that the equity compensation of its named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

42	2024 Proxy Statement

Frequency of Say on Pay

Our current policy, consistent with the prior vote of our shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, our compensation of our named executive officers each year at the annual meeting of shareholders. Accordingly, we are providing shareholders with an opportunity to approve this compensation on a non-binding, advisory basis. As noted above, our only compensation paid by us to our named executive officers is Common Share awards. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and employs and compensates our named executive officers directly and in RMR’s sole discretion in connection with their services rendered to us and to RMR and other RMR Clients as discussed above.
In evaluating our compensation process for 2023, our Compensation Committee generally considered the results of the most recent advisory vote of our shareholders on the compensation of the executive officers named in the proxy statement for our 2023 annual meeting of shareholders.
As noted above, Section 14A of the Exchange Act requires that we provide an opportunity for our shareholders to indicate how frequently we should hold the non-binding advisory vote on the compensation paid to our named executive officers. This “frequency” vote is required to be held at least once every six years. We last held a “frequency” vote at our 2020 annual meeting of shareholders. At that meeting, our shareholders voted in favor of holding annual advisory votes on the compensation of our named executive officers. Our next “frequency” vote is expected to be held at the 2026 annual meeting of shareholders.

2024 Proxy Statement	43

REPORT OF OUR COMPENSATION COMMITTEE
The Compensation Committee (our “Compensation Committee”) of the Board of Trustees (our “Board of Trustees”) of Industrial Logistics Properties Trust has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Kevin C. Phelan, Chair
Bruce M. Gans, M.D.
June S. Youngs
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee is comprised entirely of the three Independent Trustees listed above. No member of our Compensation Committee is a current, or during 2023 was a former, officer or employee of ours. In 2023, none of our executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on our Board or our Compensation Committee or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on our Compensation Committee.

44	2024 Proxy Statement

EXECUTIVE COMPENSATION
The following tables and footnotes summarize the total compensation we paid to our President and Chief Operating Officer, our Chief Financial Officer and Treasurer and our former Chief Financial Officer and Treasurer, or our “named executive officers.” Brian Donley resigned as our Chief Financial Officer and Treasurer, effective September 30, 2023. Our named executive officers were our only executive officers during 2023. Please see “Compensation Discussion and Analysis—Compensation Overview” above for an explanation of why we pay our named executive officers no cash compensation. For information regarding the compensation paid by RMR and RMR Inc. to our named executive officers, please see the above “RMR Compensation Practices” section. For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and its Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.
Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Yael Duffy President and Chief Operating Officer	2023	—	—	54,450	534	54,984
	2022	—	—	51,225	5,245	56,470
	2021	—	—	129,900	7,498	137,398
Tiffany R. Sy(4) Chief Financial Officer and Treasurer	2023	—	—	5,445	46	5,491
	2022	—	—	—	—	—
	2021	—	—	—	—	—
Brian E. Donley(5) Former Chief Financial Officer and Treasurer	2023	—	—	27,225	145	27,370
	2022	—	—	10,245	1,189	11,434
	2021	—	—	—	—	—

(1)
Our named executive officers are officers and employees of RMR, and as officers and employees of RMR, also provide services to RMR and RMR Clients. In 2023, our named executive officers received aggregate base salary payments of $942,827 and aggregate cash bonuses of $1,125,000 from RMR for services those officers provided to RMR, our Company and other RMR Clients. Although some of our named executive officers served as our executive officers for only a part of 2023, the cash compensation information described in the preceding sentence includes the cash compensation RMR paid to each named executive officer for the full year.

(2)
Represents the grant date fair value of Common Share awards in 2023, 2022 and 2021, as applicable, calculated in accordance with ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. The values listed in this column include the value of the Common Shares we awarded (i) to Ms. Sy in her capacity as an officer of RMR prior to her becoming our Chief Financial Officer and Treasurer, effective October 1, 2023 and (ii) to Mr. Donley in his capacity as an officer of RMR prior to his becoming our Chief Financial Officer and Treasurer, effective October 1, 2022.

(3)
Consists of cash distributions in the applicable year on unvested Common Shares received in connection with cash distributions we paid to all of our shareholders. We pay no cash compensation to our executive officers. As noted above, our named executive officers are employees of, and are paid by, RMR for their service as our executive officers (other than the awards of Common Shares described in this Proxy Statement for their service as our executive officers or, with respect to (i) Ms. Sy in 2023, for her service as an officer of RMR and (ii) Mr. Donley in 2022, for his service as an officer of RMR).

(4)
Only one year of information has been provided for Ms. Sy because she was not a named executive officer prior to 2023.

(5)
Mr. Donley resigned as Chief Financial Officer and Treasurer, effective September 30, 2023. Only two years of information has been provided for Mr. Donley because he was not a named executive officer prior to 2022.

2024 Proxy Statement	45

2023 Grants of Plan Based Awards

The following table shows the total Common Shares awarded by us to our named executive officers in 2023 in their capacity as our officers, other than for Ms. Sy who was awarded these Common Shares in her capacity as an officer of RMR prior to her becoming our Chief Financial Officer and Treasurer, effective October 1, 2023.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Yael Duffy	9/13/2023	15,000	54,450
Tiffany R. Sy	9/13/2023	1,500	5,445
Brian E. Donley	9/13/2023	7,500	27,225

(1)
Equals the number of Common Shares awarded multiplied by the closing price on the date of the award, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation

2023 Outstanding Equity Awards at Fiscal Year End

The agreements governing the Common Shares we awarded to our named executive officers in 2023 (and prior years) provide that one fifth of each award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services, whether as an employee or otherwise, to us, RMR or any RMR Client or their respective affiliates and to accelerated vesting under certain circumstances. Holders of vested and unvested Common Shares awarded under the Share Award Plan receive distributions that we make, if any, on our shares on the same terms as other holders of the Common Shares.
The following table shows the total Common Shares awarded by us in 2023 and prior years to our named executive officers that were unvested as of December 31, 2023.
		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Yael Duffy	2023	12,000	56,400
	2022	4,500	21,150
	2021	2,000	9,400
	2020	1,000	4,700
Tiffany R. Sy(3)	2023	1,200	5,640
	2022	450	2,115
	2021	200	940
	2020	—	—
Brian E. Donley(4)	2023	6,000	28,200
	2022	900	4,230
	2021	400	1,880
	2020	200	940

(1)
The Common Shares awarded in 2023, 2022, 2021 and 2020 were awarded on September 13, 2023, September 14, 2022, September 15, 2021 and September 17, 2020, respectively.

(2)
Equals the number of Common Shares not vested multiplied by the closing price of the Common Shares on December 29, 2023.

(3)
Ms. Sy was appointed as Chief Financial Officer and Treasurer on October 1, 2023. The Common Shares awarded to Ms. Sy were awarded to her in her capacity as an officer of RMR before becoming an executive officer of our Company.

(4)
Mr. Donley was appointed as Chief Financial Officer and Treasurer on October 1, 2022 and resigned effective September 30, 2023. The Common Shares awarded to Mr. Donley prior to 2023 were awarded to him in his capacity as an officer and employee of RMR before becoming an executive officer of our Company. Although Mr. Donley resigned as our executive officer, effective September 30, 2023, pursuant to the terms of his award agreements, his unvested Common Shares remained outstanding because he continued to render significant services to RMR or other RMR Clients.

46	2024 Proxy Statement

2023 Stock Vested

The following table shows Common Share awards made in 2023 and prior years to our named executive officers that vested in 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Yael Duffy	6,800	24,977
Tiffany R. Sy(2)	550	2,022
Brian E. Donley(3)	2,340	8,546

(1)
Equals the number of vesting Common Shares multiplied by the closing price on the dates that such Common Shares vested in 2023.

(2)
The Common Shares awarded to Ms. Sy were awarded to her in her capacity as an officer of RMR before becoming an executive officer of our Company.

(3)
This amount includes an aggregate of 840 Common Shares awarded to Mr. Donley in his capacity as an officer and employee of RMR.

Potential Payments upon Termination or Change in Control

The form of share award agreement for awards made to our named executive officers provides for acceleration of vesting of all share awards upon the occurrence of certain change in control or termination events (each, a “Termination Event”). The following table describes the potential payments to our named executive officers upon a Termination Event, if such event had occurred, as of December 31, 2023.
Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of December 31, 2023 ($)(1)
Yael Duffy	19,500	91,650
Tiffany R. Sy(2)	1,850	8,695
Brian E. Donley(3)	7,500	35,250

(1)
Equals the number of unvested Common Shares multiplied by the closing price of the Common Shares on December 29, 2023.

(2)
The Common Shares awarded to Ms. Sy were awarded to her in her capacity as an officer of RMR before becoming an executive officer of our Company.

(3)
This amount includes an aggregate of 1,500 Common Shares awarded to Mr. Donley in his capacity as an officer and employee of RMR prior to becoming an executive officer of our Company.

From time to time we have approved, and may in the future approve, the acceleration of vesting of Common Shares previously awarded under the Share Award Plan to former employees of RMR, which may include individuals who are our executive officers, when their employment with RMR is terminated.
For a discussion of the consequences of a Termination Event under our business and property management agreements with RMR, see the below “Related Person Transactions” section.
Pay Ratio

Pay ratio disclosure under Item 402(u) has not been provided because we do not have any employees.
Pay Versus Performance

The following table and footnotes summarize the total compensation we paid to our Named Executive Officers (our “NEOs”), compensation “actually paid” to our NEOs (calculated in accordance with SEC rules), the cumulative total shareholder return of the Company, the peer group total shareholder return and our net income for the past four fiscal years. We do not use any financial performance measures to link

2024 Proxy Statement	47

compensation actually paid to our NEOs by us to the Company’s performance. Accordingly, pursuant to the SEC rules, we have not included a “company selected measure” or the tabular list of performance measures. Please see “Compensation Discussion and Analysis—Compensation Overview” above for an explanation of why we pay our NEOs no cash compensation. For information regarding the compensation paid by RMR and RMR Inc. to our NEOs, please see the above “RMR and RMR Inc. Compensation Practices” section.
Pay Versus Performance
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	Compensation Actually Paid to PEO(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEOs NEOs(2)(3)	Value of initial fixed $100 investment based on:		Net Income (Loss) $(000s)
							Total Shareholder Return	Peer Group Total Shareholder Return**
	Yael Duffy
2023	$54,984	$80,210	—	—	$16,430	$22,054	$24.73	$155.46	$(107,989)
	Yael Duffy		John Murray
2022	56,470	(124,685)*	121,175	(490,790)*	21,064	(106,492)*	16.96	130.45	(226,723)
2021	—	—	510,225	542,690	139,754	147,803	125.58	185.66	119,682
2020	—	—	426,070	442,115	119,712	124,535	110.84	114.64	82,071

*
Because the Company does not pay cash compensation to its NEOs, the total compensation from the summary compensation table does not include cash compensation received by our NEOs. The negative values for Compensation Actually Paid in 2022 reflect the decline in value of the share awards granted by us to our NEOs.

**
Peer group total shareholder return is based on the MSCI U.S. REIT/Industrial REIT Index.

(1)
The following table summarizes the applicable deductions and additions for the PEO in the calculation of Compensation Actually Paid to the PEO.

PEO Compensation Actually Paid
Year	PEO Name	Total Compensation Per Summary Compensation Table Less Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to PEO
2023	Yael Duffy	$534	$56,400	$10,725	$10,890	$1,661	$79,676	$80,210

(2)
The only non-PEO NEOs for 2023 are Tiffany R. Sy and Brian E. Donley.

(3)
The following table summarizes the applicable deductions and additions for each of the Non-PEO NEOs in the calculation of Compensation Actually Paid to each Non-PEO NEO.

Average Non-PEO NEOs—Compensation Actually Paid
Year	Total Compensation Per Summary Compensation Table Less Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to Non-PEO NEOs
2023	$95	$16,920	$1,537	$3,267	$234	$21,959	$22,054

48	2024 Proxy Statement

Relationship Description

CAP* vs. Total Shareholder Return
Compensation Actually Paid ("CAP")
$600,000
$400,000
$200,000
$0
-$200,000
-$400,000
-$600,000
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
$110.84
$442,115
$124,535
$125.58
$542,690
$147,803
-$124,685
-$106,492
$16.96
-$490,790
$80,210
$22,054
24.73
CAP to PEO (Yael Duffy)
CAP to PEO (John Murray)
Average CAP to Non-PEO NEOs
Company TSR

CAP* vs. Net Income
$600,000
$400,000
$200,000
$0
-$200,000
-$400,000
-$600,000
Compensation Actually Paid ("CAP")
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
Net Income $000s
$82,071
$442,115
$124,535
$119,682
$542,690
$147,803
-$124,685
-$106,492
-$226,723
-$490,790
$80,210
$22,054
-$107,989
2020
2021
2022
2023
CAP to PEO (Yael Duffy)
CAP to PEO (John Murray)
Average CAP to Non-PEO NEOs
Net Income

*
Because the Company does not pay cash compensation to its NEOs, the total compensation from the summary compensation table does not include cash compensation received by our NEOs. The negative values for Compensation Actually Paid in 2022 reflect the decline in value of the share awards granted by us to our NEOs.

2024 Proxy Statement	49

Total Shareholder Return: ILPT vs. Peer Group
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100
$155.46
$24.73
2019
2020
2021
2022
2023
ILPT TSR
MSCI U.S. REIT/Industrial REIT Index
Column1

50	2024 Proxy Statement

PROPOSAL 3:	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of our independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by our independent auditors and the associated fees.
Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and knowledge of our operations and industry, the auditors’ independence, the results of inspections by the Public Company Accounting Oversight Board (“PCAOB”) and peer quality reviews of the auditors and the auditors’ reputation in the marketplace. In connection with the mandated rotation of our independent auditors’ lead engagement partner, our Audit Committee and its Chair consider the selection of the new lead engagement partner identified by our independent auditors.
Based on this evaluation, our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending December 31, 2024. Deloitte has served as our independent auditors since June 2020 and is considered by management and our Audit Committee to be well-qualified.
Our Audit Committee has determined to submit its selection of our independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of our independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.
Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to us by Deloitte for the fiscal years ended December 31, 2023 and 2022.
	2023 Fees(1)	2022 Fees
Audit Fees	$1,155,625	$1,277,227
Audit Related Fees	31,200	—
Tax Fees	31,500	7,350
All Other Fees	948	948

(1)
The amount of audit fees for 2023 is based on the fees billed and paid to date and on the estimate for remaining fees provided by Deloitte to and approved by our Audit Committee for the services provided by Deloitte. The audit fees for 2022 include charges of $275,000, $165,000 and $158,000, respectively, related to (i) increased audit requirements pursuant to the Company’s debt and joint venture agreements entered into during 2022, (ii) the Company’s acquisition of Monmouth Real Estate Corporation in 2022 and (iii) growth of the Company during 2022.

Audit Fees. This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of any of our Quarterly Reports on Form 10-Q.
Audit Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

2024 Proxy Statement	51

Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.
All Other Fees. This category consists of services that are not included in the above categories. The amounts for 2023 and 2022 reflect annual subscription fees for Deloitte’s online accounting research application.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. RMR’s internal audit group is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.
Our Audit Committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB’s rules.
All services for which we engaged Deloitte in fiscal 2023 and 2022 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Deloitte in fiscal 2023 and 2022 are set forth above. Our Audit Committee approved the engagement of Deloitte in fiscal 2023 and 2022 to provide the non-audit services described above because it determined that Deloitte providing these services would not compromise its independence and that Deloitte’s familiarity with our record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain comparable quality services from other providers.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Deloitte will be present at our 2024 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2024 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

52	2024 Proxy Statement

REPORT OF OUR AUDIT COMMITTEE
In the course of the Audit Committee (our “Audit Committee”) of the Board of Trustees (our “Board of Trustees”) of Industrial Logistics Properties Trust’s oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2023; (ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Joseph L. Morea, Chair
Bruce M. Gans, M.D.
Lisa Harris Jones
June S. Youngs

2024 Proxy Statement	53

FREQUENTLY ASKED QUESTIONS
Proxy Materials and Voting Information
1.
What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2024 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2024 Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2023 (collectively, the “proxy materials”). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy.
2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Common Shares you hold, whether in certificate or book entry form.
If your shares are held in an account you own at a bank or brokerage firm or you hold shares through another nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares.
If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Common Shares.
3.
What different methods can I use to vote?

By Telephone or Internet. All shareholders of record as of the close of business on March 14, 2024, the Record Date, can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to authorize a proxy to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern time, on May 29, 2024 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.
By Written Proxy. All shareholders of record as of the close of business on the Record Date also can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern time, on May 29, 2024 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.

54	2024 Proxy Statement

Electronically at our 2024 Annual Meeting.
•
All shareholders of record as of the close of business on the Record Date may vote electronically at the meeting, as described in the response to question 11. Even if you plan to attend our 2024 Annual Meeting, we recommend that you follow the voting directions described above, so that your vote will be counted if you later decide not to attend our 2024 Annual Meeting.

•
Beneficial owners as of the close of business on the Record Date may vote electronically at our 2024 Annual Meeting if they have a 16 digit control number, as described in the response to questions 11 and 12.

A shareholder may revoke a proxy at any time before it is exercised at our 2024 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone, by signing and returning a later dated proxy card, by attending the meeting and voting electronically or by sending an original written statement revoking the prior proxy to our Secretary at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2024 Annual Meeting). Attendance at our 2024 Annual Meeting will not, by itself, revoke a duly executed proxy.
Beneficial owners who wish to change their votes should contact the organization that holds their shares.
Shareholders must register in advance to attend our 2024 Annual Meeting by visiting www.proxyvote.com.
If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Shareholders: (800) 431-9629
Brokers: (212) 269-5550
4.
Who may vote at our 2024 Annual Meeting?

Holders of record of Common Shares as of the close of business on the Record Date, or their duly authorized proxies may vote at the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the Record Date.
5.
What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 21, 37 and 51, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.
6.
What is a quorum? How are abstentions, withheld votes and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2024 Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at our 2024 Annual Meeting constitutes a quorum.
Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of any Proposal to be acted upon at the 2024 Annual Meeting. A proxy marked “WITHHOLD”

2024 Proxy Statement	55

with respect to Proposal 1 will have the same effect as an abstention.Broker non-votes are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1 or 2. There can be no broker non-votes on Proposal 3 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf.
7.
Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2024 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2024 Annual Meeting.
Instead of receiving future copies of our proxy materials by mail, shareholders of record, as of the close of business on the Record Date, and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.
8.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist with the solicitation of proxies for an estimated fee of $12,500 plus reimbursement of expenses. We have agreed to indemnify D.F. King against certain liabilities arising out of our agreement with D.F. King. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.
Proxies may also be solicited, without additional compensation, by our Trustees and officers, and by RMR, its officers and employees and its parent’s and subsidiaries’ directors, trustees, officers and employees, by mail, telephone or other electronic means or in person.
9.
What is householding?

As permitted by the Exchange Act and our Bylaws, we may deliver to shareholders only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2024 Annual Meeting, this Proxy Statement and the Annual Report to Shareholders residing at the same address, unless a shareholder at such address has notified us of such shareholder’s desire to receive separate copies of those documents. This practice is known as “householding.”
We will deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Industrial Logistics Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 219-1489. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

56	2024 Proxy Statement

2024 Annual Meeting Information
10.
Why is our 2024 Annual Meeting being held virtually?

To provide all of our shareholders an opportunity to participate in our 2024 Annual Meeting, our 2024 Annual Meeting will be a completely virtual meeting of shareholders. Shareholders attending our 2024 Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.
11.
How do I attend our virtual 2024 Annual Meeting?

In order to attend and participate in our 2024 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern time, on May 29, 2024. Attendance at the meeting is limited to our Trustees and officers, shareholders as of the close of business on the Record Date or their duly authorized representatives or proxies, and other persons permitted by the chair of the meeting.
•
Record owners: If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2024 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/ILPT2024 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

•
Beneficial owners: If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2024 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/ILPT2024 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

If you have questions regarding preregistration procedures or admission procedures, please call Investor Relations at (617) 219-1489.
12.
How can I vote electronically at our 2024 Annual Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2024 Annual Meeting, you need to have a 16 digit control number from your bank, broker or other nominee. Please follow the procedures described in the response to questions 3 and 11.
You will not be able to vote your shares at the meeting without a 16 digit control number. We encourage you to vote your shares in advance, even if you intend to attend the meeting.
13.
How can I ask questions at our 2024 Annual Meeting?

Shareholders as of the close of business on the Record Date who attend and participate in our 2024 Annual Meeting at https://www.virtualshareholdermeeting.com/ILPT2024 will have an opportunity to submit questions live via the internet during a designated portion of the program. Shareholders must have available their control number provided on their proxy card or voting instruction form.
If you experience any technical difficulties accessing our 2024 Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of our 2024 Annual Meeting.

2024 Proxy Statement	57

Company Documents, Communications and Shareholder Proposals
14.
How can I view or request copies of our SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.ilptreit.com, click on “Investors” and then click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our Trustees and executive officers, go to www.ilptreit.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”
We will deliver free of charge, upon request, a copy of our Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
15.
How can I communicate with our Trustees?

Any shareholder or other interested person who wants to communicate with our Trustees should write to such Trustee(s), c/o Secretary, Industrial Logistics Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@ilptreit.com. The communication will then be delivered to the Trustee(s).
16.
How do I submit a nomination or other proposal for action at the 2025 annual meeting of shareholders?

A nomination or other proposal for action to be presented by any shareholder at our 2025 annual meeting of shareholders must be submitted as follows:
•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at our principal executive office by November 20, 2024.

•
If the shareholder nomination is to be included in the proxy statement pursuant to our proxy access bylaw, the nomination must be made in accordance with the procedures and requirements set forth in our Bylaws and must be delivered to or mailed and received by us not later than November 20, 2024 and not earlier than October 21, 2024.

•
If the shareholder nomination or proposal is not to be included in the proxy statement pursuant to our proxy access bylaw or Rule 14a-8, the nomination or proposal must be made in accordance with the procedures and requirements set forth in our Bylaws and must be delivered to us not later than 5:00 p.m., Eastern time, on November 20, 2024 and not earlier than October 21, 2024.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
For additional information regarding how to submit a shareholder proposal, see page 19 of this Proxy Statement.

58	2024 Proxy Statement

RELATED PERSON TRANSACTIONS
The descriptions of agreements in this “Related Person Transactions” section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to the Annual Report.
A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.
A “related person” means any person who is, or at any time since January 1, 2023 was:
•
a Trustee, a nominee for Trustee or an executive officer of ours;

•
known to us to be the beneficial owner of more than 5.0% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that describe the consideration and approval of related person transactions. Under these Governance Guidelines, we may not enter into a transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Trustees. In determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, also act in accordance with any applicable provisions of our Declaration of Trust and Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described in Annex A to this Proxy Statement were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies, Declaration of Trust and Bylaws, each as described above, and Maryland law. In the case of any transactions with us by employees of RMR and its subsidiaries who are subject to the Code but who are not our Trustees or executive officers, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.ilptreit.com.
Certain related person transactions are set forth in Annex A to this Proxy Statement.

2024 Proxy Statement	59

OTHER INFORMATION
At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.
Jennifer B. Clark
Secretary
Newton, Massachusetts
March 20, 2024

60	2024 Proxy Statement

ANNEX A—CERTAIN RELATED PERSON TRANSACTIONS
Relationships with RMR and Others Related to It. We have relationships and historical and continuing transactions with RMR, RMR Inc., and others related to them, including other RMR Clients, some of which have trustees, directors or officers who are also our Trustees or officers. RMR is a majority owned subsidiary of RMR Inc. The chair of our Board and one of our Managing Trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., the chair of the board of directors, a managing director, and the president and chief executive officer of RMR Inc. and an officer and employee of RMR. Matthew Jordan, our other Managing Trustee, is executive vice president, chief financial officer and treasurer of RMR Inc., an officer and employee of RMR and an officer of ABP Trust. Each of our current officers is also an officer and employee of RMR. Some of our Independent Trustees also serve as independent trustees of other public RMR Clients. Adam Portnoy serves as the chair of the boards and as a managing trustee of each of these public companies. Other officers of RMR, including Mr. Jordan and certain of our other officers, serve as managing trustees or officers of certain of these companies.
We have no employees. The personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management services to us: (i) a business management agreement, which relates to our business generally, and (ii) a property management agreement, which relates to our property level operations. Both of these management agreements are described below, see “—Management Agreements with RMR.”
Management Agreements with RMR. Our management agreements with RMR provide for an annual base management fee, an annual incentive management fee and property management and construction supervision fees, payable in cash, among other terms:
•
Base Management Fee. The annual base management fee payable to RMR by us for each applicable period is equal to the lesser of:

○
the sum of (a) 0.5% of the average aggregate historical cost of the real estate assets acquired from a REIT to which RMR provided business management or property management services (the “Transferred Assets”), plus (b) 0.7% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets up to $250.0 million, plus (c) 0.5% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets exceeding $250.0 million; and

○
the sum of (a) 0.7% of the average closing price per Common Share on the stock exchange on which such Common Shares are principally traded during such period, multiplied by the average number of Common Shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our consolidated indebtedness during such period (together, the “Company’s Average Market Capitalization”) up to $250.0 million, plus (b) 0.5% of our Company’s Average Market Capitalization exceeding $250.0 million.

The average aggregate historical cost of our real estate investments includes our consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves.
•
Incentive Management Fee. The incentive management fee which may be earned by RMR for an annual period is calculated as follows:

○
An amount, subject to a cap, based on the value of the outstanding Common Shares, equal to 12.0% of the product of:

▪
our equity market capitalization on the last trading day of the calendar year immediately prior to the relevant measurement period, and

▪
the amount (expressed as a percentage) by which the total return per share, as defined in the business management agreement and further described below, of the holders of Common

2024 Proxy Statement	A-1

Shares (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the applicable market index, or the benchmark return per share, for the relevant measurement period. The MSCI U.S. REIT/Industrial REIT Index is the benchmark index for periods on and after August 1, 2021, and the SNL U. S. REIT Industrial Index is the benchmark index for periods prior to August 1, 2021.
For purposes of the total return per share of the holders of Common Shares, share price appreciation for a measurement period is determined by subtracting (1) the closing price of the Common Shares on the Nasdaq on the last trading day of the year immediately before the first year of the applicable measurement period from (2) the average closing price of the Common Shares on the 10 consecutive trading days having the highest average closing prices during the final 30 trading days in the last year of the measurement period.
○
The calculation of the incentive management fee (including the determinations of our equity market capitalization, initial share price and the total return per share of holders of Common Shares) is subject to adjustments if we issue or repurchase our Common Shares, or our Common Shares are forfeited, during the measurement period.

○
No incentive management fee is payable by us unless our total return per share during the measurement period is positive.

○
The measurement periods are three year periods ending with the year for which the incentive management fee is being calculated.

○
If our total return per share exceeds 12.0% per year in any measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the applicable market index for such measurement period and 12.0% per year, or the adjusted benchmark return per share. In instances where the adjusted benchmark return per share applies, the incentive management fee will be reduced if our total return per share is between 200 basis points and 500 basis points below the applicable market index in any year, by a low return factor, as defined in the business management agreement, and there will be no incentive management fee paid if, in these instances, our total return per share is more than 500 basis points below the applicable market index in any year, determined on a cumulative basis (i.e., between 200 basis points and 500 basis points per year multiplied by the number of years in the measurement period and below the applicable market index).

○
The incentive management fee is subject to a cap. The cap is equal to the value of the number of Common Shares which would, after issuance, represent 1.5% of the number of Common Shares then outstanding multiplied by the average closing price of Common Shares during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

○
Incentive management fees we paid to RMR for any period may be subject to “clawback” if our financial statements for that period are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR and the amount of the incentive management fee we paid was greater than the amount we would have paid based on the restated financial statements.

Pursuant to our business management agreement with RMR, we recognized net business management fees of approximately $23.2 million for the year ended December 31, 2023. We did not incur an incentive management fee pursuant to our business management agreement for the year ended December 31, 2023. In calculating the incentive management fee payable by us, our total shareholder return per share3 and benchmark return per share were adjusted in accordance with our business management agreement to reflect aggregate net increases in the number of Common Shares outstanding as a result of certain share issuances, repurchases and forfeitures by us during the three year measurement period ended December 31, 2023.

3
“Total shareholder return” for purposes of the incentive management fee calculation differs from “total shareholder return” presented in the performance graph in the Annual Report because “total shareholder return” for purposes of the incentive management fee calculation has been determined in accordance with the terms of the business management agreement and includes adjustments for Common Shares issued, repurchased and forfeited during the period and other items whereas “total shareholder return” presented in the performance graph is determined in the same or similar manner as each index reflected in the performance graph and does not include such adjustments and other items.

A-2	2024 Proxy Statement

•
Property Management and Construction Supervision Fees. The property management fees payable to RMR by us for each applicable period are equal to 3.0% of gross collected rents and the construction supervision fees payable to RMR by us for each applicable period are equal to 5.0% of construction costs.

Pursuant to our property management agreement with RMR, we recognized aggregate property management and construction supervision fees of approximately $13.4 million for the year ended December 31, 2023.
•
Expense Reimbursement. We are generally responsible for all of our operating expenses, including certain expenses incurred or arranged by RMR on our behalf. We are generally not responsible for payment of RMR’s employment, office or administrative expenses incurred to provide management services to us, except for the employment and related expenses of RMR’s employees assigned to work exclusively or partly at our properties, our share of the wages, benefits and other related costs of RMR’s centralized accounting personnel, our share of RMR’s costs for providing our internal audit function and as otherwise agreed. Our property level operating expenses are generally incorporated into rents charged to our tenants, including certain payroll and related costs incurred by RMR. We reimbursed RMR approximately $8.4 million for these expenses and costs for the year ended December 31, 2023.

•
Term. Our management agreements with RMR have terms that end on December 31, 2043, and automatically extend on December 31st of each year for an additional year, so that the terms of our management agreements thereafter end on the 20th anniversary of the date of the extension.

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Termination Rights. We have the right to terminate one or both of our management agreements with RMR: (i) at any time on 60 days’ written notice for convenience, (ii) immediately on written notice for cause, as defined therein, (iii) on written notice given within 60 days after the end of an applicable calendar year for a performance reason, as defined therein, and (iv) by written notice during the 12 months following a change of control of RMR, as defined therein. RMR has the right to terminate the management agreements for good reason, as defined therein.

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Termination Fee. If we terminate one or both of our management agreements with RMR for convenience, or if RMR terminates one or both of our management agreements for good reason, we have agreed to pay RMR a termination fee in an amount equal to the sum of the present values of the monthly future fees, as defined therein, for the terminated management agreement(s) for the term that was remaining prior to such termination, which, depending on the time of termination would be between 19 and 20 years. If we terminate one or both of our management agreements with RMR for a performance reason, we have agreed to pay RMR the termination fee calculated as described above, but assuming a 10 year term was remaining prior to the termination. We are not required to pay any termination fee if we terminate our management agreements with RMR for cause or as a result of a change of control of RMR.

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Transition Services. RMR has agreed to provide certain transition services to us for 120 days following an applicable termination by us or notice of termination by RMR, including cooperating with us and using commercially reasonable efforts to facilitate the orderly transfer of the management and real estate investment services provided under our business management agreement and to facilitate the orderly transfer of the management of the managed properties under our property management agreement, as applicable.

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Vendors. Pursuant to our management agreements with RMR, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of goods and services to us. As part of this arrangement, we may enter agreements with RMR and other RMR Clients for the purpose of obtaining more favorable terms from such vendors and suppliers.

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Investment Opportunities. Under our business management agreement with RMR, we acknowledge that RMR may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to ours and we are not entitled to preferential treatment in receiving information, recommendations and other services from RMR.

2024 Proxy Statement	A-3

Our Joint Ventures. We have two separate joint venture arrangements, one with two third party institutional investors for 18 properties in which we own a 22% equity interest (the “Industrial Fund Joint Venture”), and another with one third party institutional investor for 94 properties in which we own a 61% equity interest (the “Mountain Joint Venture”). RMR provides management services to both of these joint ventures. The Industrial Fund Joint Venture is not our consolidated subsidiary and, as a result, we are not obligated to pay management fees to RMR under our management agreements with RMR for the services it provides regarding the Industrial Fund Joint Venture. The Mountain Joint Venture is our consolidated subsidiary and, as such, we are obligated to pay management fees to RMR under our management agreements with RMR for the services it provides regarding the Mountain Joint Venture; however, the Mountain Joint Venture pays management fees directly to RMR, and any such fees paid by the Mountain Joint Venture are credited against the fees payable by us to RMR.
Share Awards to RMR Employees. We award Common Shares to our officers and other employees of RMR annually. Generally, one fifth of these awards vests on the date of the awards and one fifth vests on each of the next four anniversaries of the dates of the awards. During 2023, we awarded to our officers and other employees of RMR annual awards of 188,350 Common Shares, valued at approximately $0.7 million, in aggregate, based upon the closing price of the Common Shares on the Nasdaq on the date the awards were made under our equity compensation plan. These share awards to RMR employees are in addition to the share awards made to our Managing Trustees, as Trustee compensation, and the fees we paid to RMR. During 2023, we purchased 49,158 Common Shares, at the applicable closing price of the Common Shares on the Nasdaq on the dates of purchase, from certain of our Managing Trustees, officers and other employees of RMR in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of Common Shares.
On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of Common Share awards previously awarded to them under our equity compensation plans. The aggregate value of the Common Share awards we so accelerated, measured as of the effective dates of acceleration, was approximately $0.1 million, in aggregate, for the year ended December 31, 2023. Additionally, each of our executive officers during 2023 received share awards of RMR Inc. and other RMR Clients in their capacities as officers or employees of RMR.
Directors’ and Officers’ Liability Insurance. We, RMR Inc. and certain other RMR Clients, participate in a combined directors’ and officers’ liability insurance policy. We paid a premium of $0.1 million for this coverage for the policy years ending September 30, 2023, 2024 and 2025.
The foregoing descriptions of our agreements with RMR and other related persons are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC’s website, www.sec.gov. We may engage in additional transactions with related persons, including businesses of RMR Clients.

A-4	2024 Proxy Statement

THANK YOU
Thank you for being a shareholder of Industrial Logistics Properties Trust.

INVESTOR RELATIONSINDUSTRIAL LOGISTICS PROPERTIES TRUST255 WASHINGTON STREET, SUITE 300NEWTON, MASSACHUSETTS 02458AUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until11:59 p.m., Eastern Time, on May 29, 2024. Have your proxy card in hand when you access the website andfollow the instructions to obtain your records and to submit your voting instructions.AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, onMay 29, 2024. Have your proxy card in hand when you call and then follow the instructions.If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern Time, onthe day before the reconvened meeting.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it toIndustrial Logistics Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY VIRTUALLY ATTENDING THE MEETINGYou must register in advance to attend the meeting by visiting the "Attend a Meeting" link at www.proxyvote.com.During the meeting - Go to https://www.virtualshareholdermeeting.com/ILPT2024You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand whenyou access the website and follow the instructions provided on the website.ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by Industrial Logistics Properties Trust in mailing proxy materials, youcan consent to receiving all future proxy statements, proxy cards and annual reports electronically by email or over theInternet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, whenprompted, indicate that you agree to receive or access shareholder communications electronically in future years.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V35639-P09451KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.INDUSTRIAL LOGISTICS PROPERTIES TRUSTThe Board of Trustees Recommends a Vote FOR all the Nomineesfor Trustee in Proposal 1 and FOR Proposals 2 and 3.For Withhold1. Election of Trustees.Nominees (for Independent Trustee):Bruce M. GansNominees (for Managing Trustee):Matthew P. JordanAdam D. PortnoyLisa Harris JonesJoseph L. MoreaKevin C. PhelanJune S. YoungsFor Against Abstain2. Advisory vote to approve executive compensation.3. Ratification of the appointment of Deloitte & Touche LLPas independent auditors to serve for the 2024 fiscal year.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL THE NOMINEESFOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISEREPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT ORADJOURNMENT THEREOF.(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, pleasegive full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If apartnership, please sign in partnership name by authorized person indicating title.)Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

INDUSTRIAL LOGISTICS PROPERTIES TRUSTANNUAL MEETING OF SHAREHOLDERSMay 30, 2024, 1:30 p.m., Eastern TimeIndustrial Logistics Properties TrustVirtually via the Internet athttps://www.virtualshareholdermeeting.com/ILPT2024Please see the Proxy Statement for attendance instructions.The 2024 Annual Meeting of Shareholders of Industrial Logistics Properties Trust will address the following items of business:1. Election of Trustees named in the Proxy Statement to the Company's Board of Trustees;2. Advisory vote to approve executive compensation;3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2024 fiscal year; and4. Transaction of such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.V35640-P09451INDUSTRIAL LOGISTICS PROPERTIES TRUSTANNUAL MEETING OF SHAREHOLDERSMay 30, 2024, 1:30 p.m., Eastern TimeProxyImportant Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the 2024 Annual Meeting of Shareholders of Industrial Logistics Properties Trust (the "Company"), including the Company’s Annual Report and Proxy Statement, are available on the Internet. To view the proxy materials or authorize your proxy by Internet, by telephone or by mail, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Trustees of Industrial Logistics Properties Trust.The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam D. Portnoy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2024 Annual Meeting of Shareholders of the Company to be held virtually via the Internet at https://www.virtualshareholdermeeting.com/ILPT2024, on May 30, 2024, at 1:30 p.m., Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Annual Report and Proxy Statement, which includes the Notice of2024 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.See reverse for instructions on how to authorize a proxy.